DATED 20TH JANUARY 1997

TAYLOR PACKAGING (BISHOP AUCKLAND) LIMITED	(1)

and

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION	(2)

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT is made the 20th day of January, 1997

BETWEEN:

(1)

TAYLOR PACKAGING (BISHOP AUCKLAND) LIMITED (No 01999397), a company incorporated under the laws of England and Wales (“TP”), whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co Durham DLl6 6YJ; and

(2)	NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, a company organised under the laws of the State of Delaware, U.S.A. (“NTI”), the principal place of business of which is Lino Lakes, Minnesota, U.S.A.

WHEREAS:

TP and NTI desire to form a Joint Venture in the form of a private company limited by shares incorporated under the laws of England and Wales to engage in the Company’s Business (as hereinafter defined).

IN CONSIDERATION of the promises and the mutual agreements, representations, warranties, covenants and provisions herein contained, and intending to be legally bound hereby, the parties hereto AGREE as follows:

ARTICLE 1

1.	Definitions
In this Agreement (unless there be something in the subject or context inconsistent therewith), the following expressions shall have the following meanings:

“Ancillary Agreements”:	means:

	(i)	the Management and Sales Representation Agreement;

	(ii)	the License Agreement; and

	(iii)	the Technical Assistance and Marketing Support Agreement;

and “Ancillary Agreement” shall be construed accordingly;

“Articles of Association”:	means the articles of association from time to time of the Company;

“At Cost”:

means without profit component of any kind, direct or indirect, to the particular Party in the given case (although nothing herein shall preclude such Party from recovering all costs - direct and indirect - arising out of any transaction with the prescription “At Cost”);

“Breach”:	means a breach of any of the provisions of this Agreement or of any of the Ancillary Agreements;

“Change of Control”:

means any change in ownership, management, control or scope of business activities of a Party which could affect the performance of the duties and/or obligations of such Party under this Agreement or any of the Ancillary Agreements

“Company”:	means Zerust (UK) Limited (No. 3248266), a dormant private company limited by shares incorporated under the laws of England and Wales and acquired by TP to conduct the Company’s Business;

“connected”	has the meaning ascribed to it in S.839 Income and Corporation Taxes Act 1988;

“Company’s Business”:	means the manufacturing, marketing and distribution of Product in the Territory;

“Deed of Adherence”:	means a deed substantially in the form set out in Annex 7;

“Default”:	has in relation to this Agreement the meaning ascribed to it in Article 17 and in relation to an Ancillary Agreement the meaning ascribed to it in such Ancillary Agreement;

“Distribution”	has the meaning ascribed to it in S.263(2) Companies Act 1985 which shall be read and construed as if the exception therein were excluded therefrom;

“Knowhow”:

means the technology, formulae, methods and procedures developed by NTI at considerable expense over a period of many years, which are unique in nature and essential or useful in the proper use and application of the Process, together with all improvements and modifications with respect thereto;

“Licence Agreement”:	means an agreement to be entered into between NTI and the Company in the terms set out in Annex 3;

“Management and Sales Representation Agreement”:

means an agreement to be entered into between TP and the Company in the terms set out in Annex 2;

“Masterbatch”:

means any formulation of the Materials which shall be designated by NTI as appropriate to be applied to the specific requirements for corrosion protection, as afforded by the Product, of a known customer desirous of protecting an identified object (or objects) which are to be subjected to an anticipated certain range of corrosive influences.  In addition to Materials, Masterbatch shall generally also contain other substances for the purpose of facilitating the manufacture of Product utilising the Process;

“Materials”:	means the constituent materials and chemicals of one or more formulations developed by NTI under strict quality controls which are required for utilization of the Process;

“Memorandum of Association”:	means the memorandum of association from time to time of the Company;

“Net Sales”:

means the total proceeds from the sale of Product within the Territory by the Company in normal, bona fide commercial transactions on an arm’s length basis to, by, with, or through an entity which is not affiliated to any Party to this Agreement, less the following items:

(i) sales discounts (including sales rebates);

(ii) sales returns;

	(iii)	shipping and transaction costs, such as Value Added Tax, CIF charges and packaging expenses; and

	(iv)	sales commissions to third parties;

“NTI Affiliates”:

means all entities and/or individuals with which NTI has a joint venture relationship, similar in character and style but not necessarily identical to the relationship created by this Agreement and the Ancillary Agreements, or another form of alliance, for the development, manufacture, promotion, marketing, sales and applications engineering of the Product, Materials, Knowhow and/or Process anywhere in the world and “NTI Affiliate” shall be construed accordingly;

“NTI Intellectual Property Rights”:	means the Knowhow, Materials, Process, NTI Trade Secrets, Product, Masterbatch and Trademark, collectively, as such currently exist and shall hereinafter be modified, developed and/or acquired by NTI;

“NTI Trade Secrets”:

means all information deemed and designated confidential, in this Agreement and/or in the Ancillary Agreements and hereafter, including but not limited to information regarding the Product, Knowhow, Process, Materials, Masterbatch, technology, customers, research, techniques, processes, applications, formulae, cost data, customer lists, suppliers, competition, marketing strategy, supply relationships, costs and cost accounting, memoranda, diagrams, pictures, computer software and programs and records contained therein, sales information, financial information, costs, pricing data and profits, relating to the business of NTI, the Company and NTI Affiliates both in the Territory and elsewhere;

“Parties”:	means as the context requires the parties to this Agreement and/or the Ancillary Agreements, their successors and permitted assigns and “Party” shall be construed accordingly;

“Process”:

means the procedure utilizing Knowhow for the manufacture of polyethylene materials with corrosion inhibiting properties derived from the Materials as developed and specified by NTI, together with any improvements and modifications of the corrosion inhibiting technology as it relates directly to the manufacture of corrosion inhibiting polyethylene materials, together with future technology, knowledge and product development which is useful in the manufacture of the Product;

“Product”:

means corrosion inhibiting polyethylene film and solid material of polyethylene in the form of boxes, tubes and other containers manufactured by means of the Process, incorporating the Materials and utilising the Trademark;

“Shareholder”:	means any holder, from time to time, of a Share or Shares;

“Share”:	means any validly issued and outstanding share in the capital of the Company;

“the Technical Assistance and Marketing Support Agreement”:

means the agreement to be entered into between NTI and the Company in the terms set out in Annex 4;

“Termination Consideration”	has the meaning ascribed to it in Article 16.8;

“Territory”:	means the United Kingdom;

“Trademark”:

means the names and styles “ZERUST”, “THE ZERUST PEOPLE” and the colour yellow in relation thereto (which in each case are the subject of Community Trade Mark applications) which includes trade literature, technical specifications and application instructions, and promotional material pertaining thereto;

“Transfer”:

means in relation to any Share any sale, transfer, assignment, pledge or disposition in any way, whether in any voluntarily or involuntarily, by gift, legal procedure, operation of law, or any other means;

“Transferee”:	means any person who acquires or wishes to acquire a Share or Shares, and who if not already a Party hereto thereafter signs a Deed of Adherence; and

“Transferor”:	means a Shareholder who declares an intention or wish to transfer any Share or Shares and/or initiates a Transfer.

ARTICLE 2

2.	Mutual Representations

	2.1	Representations of NTI

NTI hereby represents and warrants to TP as follows:

2.1.1

Organisation and Standing.  NTI is a corporation duly organised, validly existing and in good standing under the laws of the State of Delaware, U.S.A., and is in good standing under the laws of the State of Minnesota, where it has its principal place of business.

2.1.2

Due Authorisation.  This Agreement and such of the Ancillary Agreements to be executed by it pursuant to this Agreement have been duly authorised by appropriate corporate action and the same are or will when executed become binding upon NTI in accordance with their respective terms.

		2.1.3	No Violation of Other Agreements. By entering into this Agreement, NTI will not violate or cause a default to occur under any other agreements to which it is a party.

2.1.4

Absence of Litigation.  There are no lawsuits or legal actions pending or, to the knowledge of NTI, threatened against NTI which would have a material effect upon NTI’s ability to perform under this Agreement and the Ancillary Agreements.

2.2	Representations of TP

TP hereby represents and warrants to NTI as follows:

2.2.1

Organisation and Standing.  TP is a corporation duly incorporated as a private company limited by shares under the laws of England and Wales and is not in breach of any laws of any jurisdiction in which it carries on business.

2.2.2

Due Authorisation.  This Agreement and such of the Ancillary Agreements to be executed by it pursuant to this Agreement have been duly authorised by appropriate corporate action and the same are or will when executed become binding upon TP in accordance with their respective terms.

	2.2.3	No Violation of Other Agreements. By entering into this Agreement, TP will not violate or cause a default to occur under any other agreements to which it is a party.

2.2.4

Absence of Litigation.  There are no lawsuits or legal actions pending or, to the knowledge of TP, threatened against TP which would have a material effect upon TP’s ability to perform under this Agreement and the Ancillary Agreements.

	2.2.5	Status of the Company. The Company has not traded or incurred any liabilities.

2.3	Indemnity by TP

TP undertakes to indemnify and hold harmless the Company against any and all liabilities incurred by the Company or on its behalf prior to the Parties compliance with their obligations under Article 4 hereof.

ARTICLE 3

3.	Purposes of the Joint Venture

The purposes of the Company and the rights and obligations created by this Agreement and by the Ancillary Agreements are as follows:

	3.1	To conduct the Company’s Business for the benefit of the Company and the Parties;

	3.2	To protect and preserve NTI Trade Secrets and NTI Intellectual Property Rights in the Territory under the terms of this Agreement and the Ancillary Agreements;

	3.3	To manufacture, promote and sell Product in the Territory under the terms of this Agreement and of the Ancillary Agreements;

3.4	To provide for the implementation of the Ancillary Agreements for the benefit of the Company and the respective Parties.

ARTICLE 4

4.	Completion

Completion shall take place on 20th January, 1997 when the events set out below shall take place.

	4.1	TP shall procure that:

		4.1.1	the Company shall change its objects so that they are in the form set out in Part 1 of Annex I;

		4.1.2	the Company shall adopt articles of association in the form set out in Part 2 of Annex I;

		4.1.3	the authorized share capital of the Company shall be increased to £100,000 divided into 50,000 “A” Ordinary Shares of £1 each and 50,000 “B” Ordinary Shares of £1 each;

		4.1.4	the only directors shall be:

			“A” Directors:	Stephen Cyril Taylor
Anthony John Wardle

			“B” Directors:	Philip M Lynch
Vincent J Graziano

and the only secretary shall be Anthony John Wardle;

		4.1.5	the address of the Company’s registered office shall be Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co Durham DLl6 6UJ.

		4.1.6	the 2 Ordinary Shares of £1 each currently registered in the name of TP shall be paid up in cash at par and converted into “A” Ordinary Shares of £1 each;

	4.2	TP shall subscribe unconditionally for 49,998 “A” Shares in cash at par, payment for which shall be made in cleared funds for the account of the Company;

	4.3	NTI shall subscribe unconditionally for 50,000 “B” Shares in cash at par, payment for which shall be made in cleared funds for the account of the Company;

4.4	the Parties shall procure that the Company allot and issue credited as fully paid:

49,998 “A” Shares to TP; and
50,000 “B” Shares to NTI;

and that the names of TP and NTI are entered in the register of members of the Company as the respective holders of the Shares subscribed by them and that Share Certificates are issued to TP and NTI in respect of such Shares;

4.5	NTI or (as the case may be) TP shall execute and the Parties shall procure that the Company executes the Ancillary Agreements.

ARTICLE 5

5.	Chief Executive Officer

One of the Directors designated by TP shall be the Chief Executive Officer of the Company, whose authority shall be subject to this Agreement, the Ancillary Agreements and the Memorandum of Association and the Articles of Association.  Designation of the Chief Executive Officer by TP shall, however, be subject to the approval of NTI, which approval shall not be unreasonably withheld.

ARTICLE 6

6.	Responsibilities and Duties of the Parties

	6.1	Responsibilities of the Parties

It shall be the responsibility of all Parties to give effect to and perform the purposes of the Company and the rights and obligations created by this Agreement and the Ancillary Agreements as set out in Article 3 hereof.

	6.2	Specific Responsibilities and Duties of Individual Parties
Specific responsibilities and duties of the Parties are set forth in the Ancillary Agreements.

	6.3	Actions Requiring Consent of All Parties

In addition to other provisions of this Agreement and/or the Ancillary Agreements requiring the consent or approval of all of the Parties, the unanimous specific written consent of each Party hereto shall be required before the Company may take any of the following actions:

6.3.1

establish annual operating budgets for the Company (proposals in respect of which the Chief Executive Officer of the Company shall prepare and submit to the Board of Directors of the Company no later than June 30 of each year for the following accounting reference period);

6.3.2	determine the amount of funds to be allocated to the purchase of Materials, Masterbatch or Product;

6.3.3	sell, assign, transfer, exchange or otherwise dispose of any assets of the Company, other than in the ordinary course of business;

6.3.4	mortgage, pledge, encumber or hypothecate any of the assets of the Company;

6.3.5	change the Company’s auditors after the same have been appointed by the mutual consent of the Parties;

6.3.6

change or allow a change in the accounting procedures employed in maintaining the Company’s books of account or in preparing financial statements with respect to the operations of the Company or the Company’s Business;

6.3.7

obligate the Company as a surety, guarantor or accommodation party to any obligation, lend funds belonging to the Company to any third party, or extend credit to any person, firm or corporation, on behalf of the Company, other than in the ordinary course of business;

6.3.8	file material litigation against third parties on behalf of the Company outside the ordinary course of the Company’s Business or submit to judgment on behalf of the Company;

6.3.9	amend the Memorandum of Association or the Articles of Association;

6.3.10	issue, allot, redeem, purchase or grant options over any part of its share capital or other securities or reorganise its share capital in any way;

6.3.11

borrow any money on terms requiring a mortgage or other form of security over the Company’s assets in favour of the lender, except that a security interest over the Company’s inventory and receivables authorised by the Chief Executive Officer of the Company in the ordinary course of business shall be permissible;

6.3.12	sell, transfer, lease, licence or in any other way dispose of any of its assets otherwise than in the ordinary course of its business or acquire any other corporation or legal entity;

6.3.13	dissolve or liquidate other than in accordance with the requirements of this Agreement;

6.3.14	engage in any business activity which is outside the scope of the Company’s Business;

6.3.15	form any subsidiary corporation;

6.3.16

enter into a transaction or business relationship with any of the Parties hereto, except as may be expressly provided for by this Agreement and/or the Ancillary Agreements, or on an arm’s-length basis, and on prices and terms no more favourable to the Party than could have been obtained from an independent third party;

	6.3.17	establish pricing, discount structures, and terms of trade for the Product in the Territory;

	6.3.18	sell, licence or otherwise convey the Process, Knowhow or NTI Trade Secrets, or any right thereto deriving from this Agreement or the Ancillary Agreements to any third party;

	6.3.19	engage or dismiss any management staff of the Company and/or fix compensation for any management staff, including bonus and perquisites;

6.3.20

except in accordance with Article 8, pay any emoluments or make any other payments for the provision of services to any person employed by or connected with a shareholder or to any person connected with any such person;

	6.3.21	make any Distributions.

6.4	Professional Advisers

6.4.1

The Company’s auditors shall be such firm of chartered accountants as may from time to time be nominated by the “A” Directors with the approval of the “B” Directors (such approval not to be unreasonably withheld);

6.4.2

The Company’s solicitors shall be such firm of solicitors as shall from time to time be nominated by the “B” Directors with the approval of the “A” Directors (such approval not to be unreasonably withheld).

ARTICLE 7

7.	Development of the Company’s Staff

	7.1	Development of the Company’s Staff

Depending on the development of business and within the judgment of the Board of Directors (and subject to Article 6.3), the Company may engage its own personnel, as appropriate, to assist the Chief Executive Officer in the performance of his duties and responsibilities, and to implement actions taken by the Parties in performance of their duties and responsibilities hereunder and as set forth in the Ancillary Agreements.

7.2	Human Relations Policies

TP shall be responsible to ensure that human relations and related policies, including but not limited to matters of taxation, appropriate to the Territory are implemented and maintained by the Company with respect to all employees and providers of services in whatever form to the Company.

ARTICLE 8

8.	Payments to Related Parties for Services

	8.1	Payments to Parties for Services Performed in the Ordinary Course of Business

Payments shall be made to the Parties for services performed in the normal course of business from cash generated from Net Sales (after deducting the cost of Product, Materials, Masterbatch; and payments for supplies, services and other appropriate costs in accordance with this Agreement and the Ancillary Agreements).  An aggregate amount equal to 30% of Net Sales shall be paid to TP and NTI as follows:

		8.1.1	TP shall receive 15% of Net Sales as its total compensation for services to be rendered to the Company pursuant to the Management and Sales Representation Agreement;

		8.1.2	NTI shall receive 7.5% of Net Sales as its total compensation pursuant to the Licence Agreement; and

		8.1.3	NTI shall receive 7.5% of Net Sales as its total compensation for services to be rendered pursuant to the Technical Assistance and Marketing Support Agreement.

Except as otherwise provided in this Agreement and the Ancillary Agreements, all financial transactions between the Company and the other Parties shall be At Cost.

	8.2	Payments to Parties for Services Related to Special Programs for Promotion and Development

After the payments and distributions referred to in Article 8.1 have been made to the Parties, the Parties may determine that additional special programs for promotion and development (“Special Programs”) may be necessary, desirable or appropriate in any given fiscal year to accelerate the pace or redirect the progression and evolvement of the Company.  In such event, upon prior unanimous approval by the Parties, additional funds may be allocated by the Company for Special Programs to be conducted by the Parties, which shall comport joint responsibility in accordance with the percentage allocations set forth in Article 8.1 hereof.

ARTICLE 9

9.	Coverage Of Shortfalls By The Parties

Conversely, in the event that there shall be a shortfall in any given accounting reference period, then this shortfall shall be borne by TP and NTI in proportion to their respective fees for services to be performed pursuant to Article 8 hereof, to be reimbursed in the first instance out of the compensation set forth in Article 8.1 hereof for that period, and thereafter out of the equity of the Company until the same shall be exhausted; but neither Party shall have any obligation to cover shortfalls beyond that point.  The Parties may, however, in the sole discretion of each, elect to provide financial support over and above their equity in the Company.

ARTICLE 10

10.	Financial Books And Records - Banking

	10.1	Accounting Reference Period

The first accounting reference period of the Company shall commence on the date the Company is incorporated and end on the next August 31 or (in the event that such period is six months or less) August 31 in the following year.  Thereafter, the accounting reference period of the Company shall commence every year on September 1 and end on August 31 of the next year.  The books of accounts shall be closed at the end of each accounting reference period, and audited statements shall be prepared by the Company’s auditors in accordance with all relevant laws and generally accepted accounting principles showing a true and fair view of the financial condition of the Company and the results of its operations for the accounting reference period.  Copies of the audited annual statements shall be provided to each of the Parties within 3 months of the end of the accounting reference period in respect of which they have been prepared.  The Company shall prepare unaudited monthly and quarterly management accounts and reports in such format as the Parties may agree and shall provide copies thereof to the Parties within 4 weeks of the end of the period in respect of which they have been prepared.

	10.2	Access to Books and Records

The Company’s financial books, records and statements of account shall be kept at the principal place of business of the Company, and each Party shall have the right at all reasonable times to inspect and copy same.

	10.3	Bank Accounts

All of the Company’s funds shall be deposited in its name in such bank account or accounts as shall be designated from time to time by the Board of Directors. Withdrawals from such account or accounts shall be made by cheques or other appropriate instruments signed by such Directors or other persons as the Board of Directors shall from time to time duly designate.

ARTICLE 11

11.	Insurance

	11.1	Independent Coverage

The Parties shall cause the Company to obtain and to maintain adequate property damage, product liability, public liability and other liability, casualty, and general insurance for the Company’s Business.  In the event that insurance is provided by means of an amendment or rider to existing insurance maintained by any of the Parties, then the cost thereof, to the extent that the basic insurance cost of such party is thereby increased, shall be borne by and paid for by the Company.

	11.2	Inclusion of the Company as a Named Insured under the Insurance Coverage of a Party

To the extent possible, each Party shall include the Company as a named insured under its own insurance coverage. To effect such coverage:

11.2.1

NTI shall notify its product liability insurance carrier that the Company will be importing Materials and Masterbatch from NTI to manufacture and sell Product under the Trademark utilising NTI Trade Secrets and NTI Intellectual Property Rights in the Territory; and

		11.2.2	TP shall notify its insurer of the scope of activities and responsibilities it shall carry out for the Company, both under this Agreement and under the Management and Sales Representation Agreement.

ARTICLE 12

12.	Protection Of NTI Trade Secrets

	12.1	Recognition of NTI Trade Secrets

TP acknowledges and agrees that NTI Intellectual Property Rights and other information deemed confidential by NTI and designated herein and hereafter relating to the business of NTI, of the Company, and of NTI Affiliates, both in the Territory and elsewhere, including but not limited to applications of NTI Intellectual Property Rights, cost data and cost accounting, customer lists, competition, marketing strategy, supply relationships, memoranda, diagrams, pictures, computer software and programs as well as records contained therein, sales information, financial information, pricing data and margins are also included within the definition of NTI Trade Secrets set forth in Article 1 hereof and constitute valuable property rights of NTI and NTI Affiliates.

12.2	Protection of NTI Trade Secrets

TP agrees that during the term of this Agreement, as well as following its termination and for all times thereafter, it shall keep secret and confidential all NTI Trade Secrets which it now knows or may hereafter come to know as a result of this Agreement and Ancillary Agreements. NTI Trade Secrets shall not be disclosed by TP to third parties and shall be kept secret and confidential except (i) to the extent that the same have entered into the public domain by means other than the improper actions of TP or (ii) to the public domain by means other than the improper actions of TP or (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body.  If an NTI Trade Secret shall be in the public domain as the result of an act by TP or any Agent (as hereinafter defined) thereof, then TP shall nevertheless continue to keep such NTI Trade Secrets secret and inviolate.

12.3	Protection of NTI Trade Secrets by Agents of TP

Neither TP, nor its Agents (as hereinafter defined), shall at any time copy, remove from their proper location - be it within the Company or elsewhere - or retain without NTI’s prior written consent, the originals or copies of any NTI Trade Secrets or of any of the unpublished records, books of account, documents, letters, diagrams, computer disks, papers or memoranda of NTI or the Company.  It is understood that from time to time it may be necessary that certain of the foregoing items be copied or removed from their location; however, this shall be done subject to the requirement of this Article that the original material be returned to its proper location as soon as possible and that the confidential nature and integrity of the foregoing as NTI Trade Secrets be strictly maintained both as to original documents and copies thereof.  Insofar as the officers, employees, consultants and other agents of TP and/or the Company, (in this Article 12 collectively “Agents”) who come in contact with NTI Trade Secrets are concerned, TP shall cause such Agents to enter into Trade Secrecy Agreements substantially in the form of Annex 5 to this Agreement.  TP shall exert its best efforts to cause such Agents to adhere to and to abide by the provisions, restrictions and limitations of such Trade Secrecy Agreements which efforts shall include the institution and prosecution of appropriate litigation if such be necessary and desirable.

12.4	Remedies in the Event of a Violation of Article 12 hereof

It is understood and recognised by TP that in the event of any violation by TP of the provisions of Article 12 hereof, NTI’s remedy at law will be inadequate and NTI will suffer irreparable injury.  Accordingly, TP consents to injunctive and other appropriate equitable relief upon the institution of legal proceedings therefor by NTI and in any court of competent jurisdiction to protect NTI Trade Secrets.  Such relief shall be in addition to any other relief to which NTI may be entitled at law or in equity, which shall include but not be limited to the right of immediate termination of this Agreement.

ARTICLE 13

13.	Protection of TP Trade Secrets

	13.1	Identification of TP Trade Secrets

The Parties acknowledge that it is not intended that TP impart its technology or trade secrets to the Company or, through the Company, to NTI and that accordingly no parallel document to the Licence Agreement is contemplated hereunder.  The Parties recognise, however, that TP may impart information to the Company to further the Company’s Business, which TP considers to be proprietary in nature and thus wishes to be kept confidential (“TP Trade Secrets”), and that such TP Trade Secrets may come to be imparted to NTI through the Company.  In order for such information to be considered under the category of TP Trade Secrets, TP must alert the Company and NTI to the fact that it intends to impart to the Company information it considers proprietary, in writing, in advance of imparting such information, and clearly identifying such information as a TP Trade Secret.

	13.2	Protection of TP Trade Secrets

NTI agrees that during the term of this Agreement, as well as following its termination and for all times thereafter, it shall keep secret and confidential all TP Trade Secrets which it now knows or may hereafter come to know as a result of this Agreement and the Ancillary Agreements.  TP Trade Secrets shall not be disclosed by NTI to third parties and shall be kept secret and confidential except (i) to the extent that the same have entered into the public domain by means other than the improper actions of NTI or (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body.  If a TP Trade Secret shall be in the public domain as the result of an act by NTI or any Agent (as hereinafter defined) thereof, then NTI shall nevertheless continue to keep such TP Trade Secrets secret and inviolate.

	13.3	Protection of TP Trade Secrets by Agents of NTI

Neither NTI, nor its Agents (as hereinafter defined), shall at any time copy, remove from their proper location - be it within the Company or elsewhere; or retain without TP’s prior written consent, the originals or copies of any TP Trade Secrets.  It is understood that from time to time it may be necessary that certain of the foregoing items be copied or removed from their location; however, this shall be done subject to the requirement of this Article that the original material be returned to its proper location as soon as possible and that the confidential nature and integrity of the foregoing as TP Trade Secrets be strictly maintained both as to original documents and copies thereof.  Insofar as the officers, employees, consultants and other agents of NTI (in this Article 13 collectively “Agents”) who come in contact with Trade Secrets are concerned, NTI shall cause such Agents to enter into Trade Secrecy Agreements substantially in the form of Annex 6 to this Agreement.  NTI shall exert its best efforts to cause its Agents to adhere to and to abide by the provisions, restrictions and limitations of such Trade Secrecy Agreements which efforts shall include the institution and prosecution of appropriate litigation if such be necessary and desirable.

13.4	Remedies in the Event of a Violation of Article 13 hereof

It is understood and recognised by NTI that in the event of any violation by NTI of the provisions of Article 13 hereof, TP’s remedy at law will be inadequate and TP will suffer irreparable injury.  Accordingly, NTI consents to injunctive and other appropriate equitable relief upon the institution of legal proceedings therefor by TP and in any court of competent jurisdiction to protect TP Trade Secrets.  Such relief shall be in addition to any other relief to which TP may be entitled at law or in equity, which shall include but not be limited to the right of immediate termination of this Agreement.

ARTICLE 14

14.	Corporate Opportunity

	14.1	Doctrine of Corporate Opportunity and Observance thereof

It is the intent of the Parties to this Agreement and to the Ancillary Agreements to deal exclusively with each other with respect to the commercial, technical and strategic development of the Company’s Business in the Territory. Consequently, the Parties to each agreement cited above hereby renounce and covenant not to engage in any activity which would either (a) negatively impact on the performance of their duties under this Agreement or the Ancillary Agreements in the Territory, or (b) have the effect of displacing or substituting the Knowhow, Materials, Process, Product or Masterbatch in the Territory; except as agreed to by the Parties in furtherance of the Company’s Business.

	14.2	Agreement Not to Divert Resources

TP and NTI agree that during the term of this Agreement they shall not, directly or indirectly, in any capacity whatsoever, engage in, own, manage, operate, control, act as a consultant to, have a financial interest in, or otherwise participate in the ownership, licensing, management, operation or control of, a business which would impede, substitute, displace or divert Net Sales from the Company except through the Company in furtherance of the Company’s Business.  During said term neither of such Parties shall in any way, directly or indirectly, divert, take away or interfere with or attempt to divert, take away or interfere with, any of the customers, accounts, suppliers, employees, representatives or patronage of the Company.  In the event that this Agreement is terminated: (i) because of a Breach by a Party; or (ii) upon the liquidation, administrative receivership, administration or other adverse condition of a Party as described in Article 16 hereof; or (iii) pursuant to Article 17 hereof by reason of a Default by a Party, then the Party in such Breach or Default or subject to such adverse condition shall continue to be bound by the provisions of this Article 14 for a period of two years following the date of termination, but shall at no time be permitted to use NTI Trade Secrets or TP Trade Secrets, as the case may be, for any activity outside the Company.

14.3	Remedies for Breach of Agreement Not to Divert Resources

It is understood and recognised by the Parties that in the event of a violation of the provisions of Article 14 hereof by a Party, the remedy at law will be inadequate and the Company and the other Parties to this Agreement and the Ancillary Agreements shall suffer irreparable injury. Accordingly, each Party to this Agreement consents to injunctive or other appropriate equitable relief upon the institution of legal proceedings therefor by a nonviolating Party.  Such relief shall be in addition to any other relief to which a Party may be entitled at law in equity, which shall include but not be limited to the right of immediate termination of this Agreement.

ARTICLE 15

15.	Grant of Right and License by TP to NTI

	15.1	Disclosure of Improvements to NTI by TP

TP agrees promptly to disclose to NTI any improvements or modifications to NTI Intellectual Property Rights of whatever nature or description, which come to be learned by TP or which are made by or through its efforts, without any obligation by NTI to make payment therefor.

	15.2	Grant of Right and Licence

TP hereby agrees to grant to the Company an exclusive, non-transferable, worldwide and fully paid-up right and licence under any intellectual property rights, trade secrets and knowhow owned, controlled, acquired or which may otherwise be transferred or granted by TP during the term of this Agreement to make, have made, use, sell or otherwise dispose of products incorporating any or all improvements to NTI Intellectual Property Rights together with the Process, Knowhow, Materials, Masterbatch and/or Product and to sublicence third parties to do the same.

	15.3	Obligations of TP Concerning the Filing of New Patents

TP agrees that at NTI’s request and at NTI’s cost it will promptly file and diligently prosecute applications for letters patents in the Company’s name on any and all patentable improvements to NTI Intellectual Property Rights coming into its purview in the Territory.  TP further agrees, upon NTI’s request and at NTI’s cost, promptly to file and diligently to prosecute corresponding patent applications in the Company’s name in such other countries outside the Territory as are designated by NTI.

15.4	Review of Potentially Infringing Technology

In the event that TP shall learn of any technology, processes or patents developed or owned by third parties which may infringe or otherwise be in conflict with NTI Intellectual Property Rights, then TP will forthwith provide NTI with whatever information it may have with respect thereto. NTI and TP will then consult with one another as to:

15.4.1	taking appropriate legal action against such third party for infringement of NTI’s Trade Secrets or other NTI Intellectual Property Rights; and/or

15.4.2

the advisability of purchasing, licensing or otherwise acquiring such technology, processes or patents of such third parties, in which event such rights as are acquired shall be extended to the Company pursuant to Article 15.2 hereof.  Based upon their joint decision, TP shall exert its best. efforts to carry out whatever the Parties have determined to be in their mutual best interest.

ARTICLE 16

16.	Term of Agreement

	16.1	Term

Subject to Article 4, this Agreement shall come into effect on the signing hereof and shall continue in effect indefinitely unless:

	16.1.1	terminated by either Party by reason of a breach of Articles 12, 13 and/or 14 hereof; or

	16.1.2	terminated by either Party by reason of a Default by the other Party which has not been cured or remedied in accordance with Article 17 hereof;

	16.1.3	terminated in accordance with Article 16.2 or 16.3; or

16.1.4

any of the Ancillary Agreements shall be terminated by a Party thereto by reason of a material Breach (as therein defined) or Default (as therein defined) of any such Ancillary Agreement by another Party thereto which Breach or Default has not been cured or remedied in accordance with the curative provisions thereof.  In such event this Agreement shall likewise terminate on the same date, without any further act or notice given by a Party hereto.

16.2	Termination Upon Change of Control

In the event that a Change of Control of a Party hereto shall occur, then the other Party or Parties hereto may, upon six (6) months prior written notice given to such Party or Parties, terminate this Agreement and the Ancillary Agreements, unless such Change of Control shall have been effected upon prior notification and with the written understanding of the other Party or Parties hereto.

16.3	Termination Upon Bankruptcy or Insolvency

If:

16.3.1

a petition is presented or an order made or a resolution passed or analogous proceedings are taken for appointing an administrator of or winding-up a Party hereto or if a notice is issued convening a meeting for the purpose of passing any such resolution (save for the purpose of and followed within four months by an amalgamation or reconstruction not involving or arising out of insolvency on terms previously approved by the other Party) or to comply with S.142 Companies Act 1985;

	16.3.2	an encumbrancer takes possession or exercises or attempts to exercise any power of sale or a receiver is appointed of the whole or any part of the undertaking, property, assets or revenues of a Party;

16.3.3

any final judgment or order made against a Party is not complied with within seven days or if an execution, distress, sequestration or other process is levied or enforced upon or issued out against any part of the undertaking, property, assets or revenues of a Party;

16.3.4

a Party stops payment or agrees to declare a moratorium or becomes or is deemed to be insolvent or unable to pay its debts within the meaning of S.123 Insolvency Act 1986 or when they fall due or if a notice is issued convening a meeting of a Party or a Party proposes or enters into any composition or arrangement with its creditors generally or any class of its creditors; or

16.3.5

in any country in which a Party carries on business or has assets any event occurs which corresponds with or has an effect similar to any of the foregoing events or if a Party becomes subject to proceedings or an order, appointment or filing under the insolvency laws of such country;

the other Party hereto may forthwith terminate this Agreement by written notice given to the Party to whom Article 16.3.1 to Article 16.3.5 applies provided that if for any reason such as (but not by way of limitation) operation of law or the order of any court of competent jurisdiction such termination or any consequential termination of any Ancillary Agreement shall not be effective the party giving the notice shall only be obliged to continue to perform this Agreement or any Ancillary Agreement if:

	(a)	payments due to it thereunder for past services are rendered in full;

	(b)	payment due to it thereunder for present services are rendered pursuant to a payment schedule acceptable to the party giving the notice; and

(c) all other provisions thereof are complied with fully.

16.4	Payment of Amounts Due

In the event of termination, each Party shall pay to each other Party all amounts due and owing pursuant to this Agreement and the Ancillary Agreements prior to the effective date of termination.

16.5	Co-operation upon Termination

Upon termination, TP shall co-operate with NTI in transferring NTI Intellectual Property Rights, NTI Trade Secrets, the Trademark, Masterbatch and Product to NTI or its designated assignee; and NTI shall co-operate with TP in transferring TP Trade Secrets to TP or its designated assignee.

16.6	Non-Release of Obligations

The termination of this Agreement shall not release the Parties from their obligations to settle all financial accounts between themselves in cash forthwith.  Notwithstanding the termination hereof, each Party shall be responsible for the performance of all of its obligations and responsibilities hereunder up to the effective date of termination.  As provided in Articles 12 and 13, upon termination of this Agreement, NTI Trade Secrets and TP Trade Secrets shall continue to be kept secret and confidential.

16.7	Cessation of Rights Upon Termination

Upon the termination of this Agreement, for reason of Default of this Agreement or of an Ancillary Agreement rights which the Party in Default may have under or pursuant to this Agreement shall forthwith cease and terminate.  If a dispute as to whether a Default exists is submitted to Arbitration under Article 18 hereof, the Parties shall jointly appoint a trustee to oversee the execution of duties hereunder and protection of rights hereunder of the Party allegedly in Default.  If the Parties cannot agree on a trustee for such purposes, the Arbitration Panel shall forthwith appoint same.

16.8	Compulsory Transfer of Shares upon Termination

Upon the termination of this Agreement in anyone or more of the circumstances set out in Articles 16.1.1, 16.1.2 and 16.1.4 the Party (being a Shareholder) which committed the Breach or Default referred to in Articles 16.1.1, 16.1.2 or 16.1.4 shall be bound forthwith upon receipt of notice served by the other Party or Parties hereto (being a Shareholder or Shareholders) and agreement or certification of the Termination Consideration in accordance with this Article 16.8 to transfer full legal and beneficial ownership in its Shares to such other Party or Parties (and if more than one in proportion to the number of Shares held by them respectively) free and clear of any and all liens, encumbrances, equities or restrictions of any nature whatsoever for and upon payment of the Termination Consideration and in the event of any failure by such Party to make a Transfer or Transfers in accordance with the provisions of this Article 16.8 the other Party or Parties are hereby authorised jointly and severally to execute such a Transfer or Transfers as attorney for the holder thereof and to do all such other acts and things as are necessary or desirable to give effect to the provisions hereof.  The Termination Consideration shall be as agreed between the selling Party and the buying Party or Parties or in the event of a failure to agree, one-half of such amount as the Company’s Auditors shall upon the application of either the selling Party or the buying Party or Parties (or any of them) certify to be the value of such Shares, the valuation being made by reference only to a due proportion of the net asset value of the Company as at the date of termination determined in accordance with Internationally Accepted Accounting Standards and without taking account of whether the Shares being sold comprise a majority or minority interest or of the fact that transferability is restricted by the Company’s Articles of Association or of any other considerations or circumstances.  In issuing their certificate the Auditors shall act as experts and not as arbitrators and their decision shall be final and binding upon the Parties and their costs shall be borne by the Company.

ARTICLE 17

17.	Default

	17.1	Default

A Default shall exist in the event of:

		17.1.1	non-payment of funds by one Party to another Party when due and owing; and/or

		17.1.2	a material breach of any provision of this Agreement (other than Articles 12, 13, 14 and/or 23.1) or of any of the Ancillary Agreements;

		17.1.3	a breach of Articles 12, 13, 14 and/or 23.1 hereof.

	17.2	Remedies upon Default

The remedies available to each Party in an instance of Default by another Party shall be as follows:

17.2.1

If a Party shall fail to make any payments required hereunder after the same are due, (other than due to governmental delays) or if it shall commit a breach in the performance of, or by failure to observe and comply with, any other material term or provision of this Agreement or any of the Ancillary Agreements to be performed, observed or complied with by it, then the other Party shall have the right to declare a Default and terminate this Agreement unless the Party in Default shall cure such failure to pay, and/or such Breach or Default, or cause the same to be cured, within thirty (30) days (fifteen (15) days in case of monetary default) after receipt of written notice from the other Party) provided, however, that if the Party in such Breach commences to cure same within the curative period specified herein, then the right of termination shall be held in abeyance for a reasonable period of time so long as the Party in such Breach proceeds to cure such Default with due diligence.  A Party’s right of termination shall be in addition to and not in limitation of any of his other rights at law or in equity based upon the other Party’s Breach or Default.  Any notice of termination shall stipulate the effective date of termination which shall be not less than three (3) months nor more than six (6) months following the date that such notice is given.

17.2.2

Notwithstanding the foregoing, in the event of any violation of Articles 12, 13, 14 or 23.1 hereof by a Party hereto, each other Party may at its sole discretion terminate this Agreement with immediate effect upon giving notice to the other Parties as provided herein.

17.3	Non-Waiver of Rights

A Party’s failure to terminate this Agreement on account of any Breach or Default by the other Party as provided in Article 17.2 hereof shall in no event constitute or be deemed to constitute a waiver by such Party of its right to terminate this Agreement at any time while any such Breach or Default continues (subject to the provisions of Article 17.2 hereof), or on account of any subsequent Breach or Default by a Party.

ARTICLE 18

18.	Arbitration

	18.1	Arbitration Mandatory

Any of the following disputes which may arise between the Parties during the term of this Agreement, after the termination thereof, or following the liquidation or dissolution of the Company, upon failure by the Parties amicably to resolve same after mutual good faith negotiations, shall be exclusively settled by arbitration:

		18.1.1	a dispute as to whether a Default exists;

		18.1.2	a dispute as to whether a Default entities the non-defaulting Party to terminate this Agreement;

		18.1.3	a dispute as to the validity of this Article 18;

		18.1.4	a dispute relating to the construction, meaning, interpretation, application or effect of this Agreement or anything contained herein;

	18.1.5	a dispute as to the rights, obligations or liabilities of the Parties hereunder.

Such arbitration proceedings shall be conducted in English and shall be carried on in the City of Brussels or any other place mutually agreeable to the Parties, under the UNCITRAL Arbitration Rules.  In such proceedings, the laws of England shall apply. Judgment upon the award rendered by the arbitrator, including an award concerning the payment of costs, attorneys’ fees, and expenses of the arbitration proceedings, may be entered in any court of competent jurisdiction.  Notwithstanding anything to the contrary set forth in this Agreement, no matter shall be referred to or settled by Arbitration which is:

(a)

based upon a Party’s violation of the provisions of this Agreement relating to NTI Trade Secrets, TP Trade Secrets or Corporate Opportunity, the remedies for which are set forth in Articles 12, 13 and 14 hereof

	(b)	expressed in this Agreement to be agreed upon by or determined with the consent or approval of both Parties.

18.2	Punitive Damages Excluded

Notwithstanding the foregoing, the prevailing Party in an arbitration proceeding convened hereunder shall be entitled to recover all reasonable damages plus documented costs incurred in pursuing its arbitration claim, including but not limited to legal fees and travel expenses, but shall not be entitled to exemplary or punitive damages.

ARTICLE 19

19.	Proscription of Authority of the Parties to Bind Each Other

Nothing contained in this Agreement shall be construed to constitute the Parties as partners with or agents for one another or to render any Party liable for any debts, liabilities or obligations of the other (“Indebtedness”).  It is understood that such Indebtedness, if incurred, is outside the scope of this Agreement and the Ancillary Agreements.  No Party shall have the authority to extend or to utilise the credit of the other, to extend credit in the other Party’s name, or to represent that it is authorised to do so without the express written consent of the other.  In the event that a creditor of a Party shall assert a claim against that Party based on such indebtedness, then the Party who in fact is obligated thereon shall indemnify and hold the other Party harmless from and against any losses, claims or liabilities by reason thereof.

ARTICLE 20

20.	Reciprocal Indemnification

Each Party shall indemnify and hold the other and the Company harmless from and against any and all claims, demands, actions, rights of action, damages, costs and expenses which shall or may arise by virtue of anything done or omitted to be done by the indemnifying Party (through or by its agents, employees or other representatives) in breach of the terms of this Agreement.  The indemnifying Party shall be notified promptly of the existence of the claims, demands, actions or rights of action and shall be given reasonable opportunity to defend same in which defence the Party to be indemnified shall co-operate.  If the indemnifying Party fails forthwith upon notice to assume such defence, then the Party to be indemnified may proceed with the defence thereof including settlement, in which case the indemnifying Party shall bear the costs of defence including attorneys’ fees and shall pay the amount of any judgment or settlement.

ARTICLE 21

21.	Transfer of Shares

	21.1	Restrictions on Transfer of Shares

Following the issue of Shares in the Company pursuant to Article 4 hereof, no Shareholder shall Transfer any Share or any right, title or interest herein owned or held by it except and only in strict accordance with the terms and subject to the restrictions, rights, obligations and options hereinafter set forth.  The Company, TP and NTI shall be under no obligation to recognise as holder of a Share any person to whom any such Share was transferred other than in strict compliance with the terms and provisions of this Agreement and, unless so complied with, any such person shall have no rights as a Shareholder.

	21.2	Right of First Refusal to Acquire Shares

Any Shareholder receiving a bona fide offer from a proposed Transferee (“Offer”) for the purchase of any of its Shares, and who wishes to make a Transfer of such Shares to such proposed Transferee in accordance with such Offer shall, prior to making any Transfer, give written notice (hereinafter called a “Transfer Notice”) thereof to the Company and to the other Shareholders. Such Notice shall enclose a copy of the Offer and shall set forth the name and address of the proposed Transferee, the selling price, the terms of payment, and all other significant terms and conditions relating thereto.  The Transferor shall furnish to the Company and to the other Shareholders such additional information concerning the proposed Transfer and/or the proposed Transferee as any of them may reasonably request. In order that the other Shareholders shall be better able to determine the compatibility of the proposed Transferee as a Shareholder, the Transferor shall arrange for the other Shareholders, if so requested, to be introduced to shall arrange for the other Shareholders, if so requested, to be introduced to the proposed Transferee and to have discussions with same.  For a period of forty-five (45) days following the receipt of said Transfer Notice, the other Shareholders shall have the option to purchase any or all of the Shares specified in the Transfer Notice at the terms set forth therein and, if there is more than one other Shareholder, the number of Shares to which each other Shareholder’s option relates shall be in proportion to the numbers of Shares held by them respectively.

21.3	Exercise of Right to Acquire Shares

The foregoing option shall be exercisable by written notice (“Exercise Notice”) to the Transferor within the forty-five (45) day period aforesaid and the exercise of said option shall be effective upon receipt of the Exercise Notice by said Transferor.  If any of the other Shareholders does not exercise its option, the Shares to which that option relates shall be offered to such of the other Shareholders as have exercised their option in proportion to the aggregate of the number of Shares held by them respectively and the number of Shares in respect of which they have already exercised their rights under this Article 21 and such procedure shall be repeated until in accordance therewith the other Shareholders have given notice in respect of as many of the Shares comprised in the Transfer Notice as they wish to acquire.  If the other Shareholders’ rights hereunder are exercised in respect of all the Shares specified in the Transfer Notice, the purchase and sale shall be closed at the offices of the Company or at such other place as agreed within ten (10) days after the expiration of the last period for exercise thereof on the terms and conditions set forth in the Transfer Notice.  At the time of sale, the Transferor shall represent and warrant to each of the other Shareholders to whom the Shares are being sold that such other Shareholder shall be the sole owner of the Shares purchased by it free and clear of any and all liens, encumbrances, equities or restrictions of any nature whatsoever, except that any future Shareholder shall also become subject to the provisions of this Agreement.

21.4	Sale of Shares to a Third Party

If the other Shareholders do not serve Exercise Notices in respect of all of the Shares specified in the Transfer Notice within the time period herein above provided, the Transferor may then for a period of sixty (60) days following the expiration of such time period make a Transfer to the proposed Transferee of all the Shares specified in the Transfer Notice in accordance with the terms and conditions therein set forth and upon terms that the Transferee shall be the sole owner of such Shares free and clear of any and all liens, encumbrances, equities or restrictions of any nature whatsoever; provided that the Transferee shall have joined in this Agreement by executing a Deed of Adherence.  The Parties shall procure that if a Transfer of Shares is made in accordance with the provisions of this Article 21.4 the Transfer shall be approved in accordance with the Articles of Association.

21.5	Shares Transferred to a Third Party Subject to Restrictions

Whether or not a Transfer of Shares is made to a Transferee within the sixty (60) day period referred to in Article 21.4 hereof such Shares shall again be subject to all of the terms, conditions and restrictions of this Agreement. Unless the other Shareholder or Shareholders shall so agree in writing, a Transferor may not make a Transfer of Shares to a Transferee if the terms and conditions under which the Transferor intends to consummate the Transfer of Shares differ in any material way from the terms and conditions set forth in the Transfer Notice.

21.6	Attempted Transfer of Shares in Violation of this Agreement

In the event of any Transfer of any Share or Shares in violation of the terms of this Agreement, the Company shall not approve or register the Transfer and until such time as the Transfer has been rescinded, the Shareholder or Shareholders (other than the Transferor) shall be entitled for their own joint benefit to receive any dividends or distributions in respect of the Share or Shares to which the Transfer relates and as attorney or attorneys for the Transferor jointly (if more than one) to exercise all rights of any kind attaching to such Share or Shares. This Article 21.6 shall not be construed as limiting any remedy which any Shareholder may have under law upon any Transfer of any Share or Shares subject to this Agreement which is made or is attempted to be made in violation of this Agreement.

21.7	Permitted Transfers of Shares

Notwithstanding anything to the contrary contained in this Agreement, any Shareholder shall have the right, without regard to or compliance with any of the provisions of Article 21 hereof, to make a Transfer of any Share or Shares owned by it to any corporation or entity which controls, is controlled by, or is under common control with such Shareholder without first obtaining the consent to such Transfer by the other Shareholders provided that the Transferee shall have executed a Deed of Adherence.  Where any Share or Shares have been transferred in circumstances permitted by this Article 21. 7 (whether directly or by a series of transfers so permitted) from a body corporate (“the First Group Transferor” which expression does not include a second or subsequent Transferor in such a series of Transfers) and the Transferee (“the Group Transferee”) ceases to be controlled by or to control or to be under common control with the First Group Transferor then the Group Transferee shall forthwith transfer the said Share or Shares to the First Group Transferor and failure to transfer such Share or Shares within 28 days of such cessation shall entitle the other Shareholder or Shareholders to the rights set out in Article 21.6.

21.8	Pledge of Shares Subject to this Agreement

For the avoidance of doubt, and without prejudice to the generality of the definition of “Transfer” in Article 1, any pledge of Shares by a Shareholder for any of its obligations shall be subject to the provisions of this Agreement.

21.9	Deed of Adherence

No Transfer of a Share or Shares may be made to a person who is not a Party to this Agreement until that Party has executed and delivered a Deed of Adherence to the other Party or Parties hereto.

21.10	Law Applicable to Transferees

Any Transfers permitted by this Article shall be made in accordance with the laws of England.

ARTICLE 22

22.	Articles of Association

22.1

If during the continuance of this Agreement there shall be any conflict between the provisions of this Agreement and the provisions of the Articles of Association, the provisions of this Agreement shall prevail.

22.2

Each of the Parties, undertakes with each of the others fully and promptly to observe and comply with the provisions of the Articles of Association to the intent and effect that each and every provision thereof shall be enforceable by the Parties inter se.

	22.3	Nothing in this Agreement shall be deemed to be an amendment of the Articles of Association or of any previous articles of association of the Company.

ARTICLE 23

23.	General Provisions

	23.1	Benefit of Parties

All of the terms and provisions of this Agreement and of the Ancillary Agreements shall be binding upon the Parties executing the same and their respective permitted successors and assigns.  Except as expressly provided herein, a Party may not assign its rights and obligations to a third party without the written consent of the other Party; provided, however, that a Party may assign this Agreement and all of its rights hereunder (or a portion of this Agreement and the rights hereunder relating thereto) to, or provide for the performance of all or part of its obligations hereunder by, a Party which controls, is controlled by or is under common control with such Party.  In such event, (i) the assignor shall unconditionally guarantee the performance and obligations of the assignee and shall not be released of its liabilities, obligations and responsibility hereunder and (ii) the assignee shall expressly assume in writing and agree to perform such obligations, liabilities and responsibilities of the assignor.  If an assignment has been made in circumstances permitted by this Article 23.1 (whether directly or by a series of assignments so permitted) from a body corporate (“the first Group Assignor” which expression does not include a second or subsequent assignor in such a series of assignments) and the assignee (“the Group Transferee”) ceases to be controlled by or to control or to be under common control with the First Group Assignor then the Group Assignee shall forthwith assign this Agreement and all of its rights hereunder relating thereto (or such portion thereof as shall have been assigned to it) to the First Group Assignor and failure to make such assignment within 28 days of such cessation shall constitute a Default.

23.2	Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.3	Co-operation

During the term of this Agreement, each Party shall co-operate with and assist the other Party in taking such acts as may be appropriate to enable all Parties to effect compliance with the terms of this Agreement and the Ancillary Agreements and to carry out the true intent and purpose thereof.

23.4	Index and Captions

The captions of the Articles of this Agreement and subsections thereof are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provisions hereof.

23.5	Waiver of Compliance

The Party for whose benefit a warranty, representation, covenant or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other Parties hereto, and any breach of any of the provisions of this Agreement or of the Ancillary Agreements and any Default; provided, however, that such waiver shall not affect or impair the waiving Party’s rights in respect to any other covenants, condition, breaches or Defaults.

23.6	Force Majeure

In the event that a Party is prevented or delayed from performing, fulfilling or completing an obligation provided for in this Agreement as a result of delays caused by strikes, lock-outs, unavailability of materials, acts of God, acts of any national, state or local governmental agency or authority of a foreign government, war, insurrection, rebellion, riot, civil disorder, fire, explosion or the elements, then the time for performance, fulfillment or completion shall be extended for a period not exceeding the number of days by which the same was so delayed.  If such an event shall be in existence for one year or more, then either Party shall have the right to terminate this Agreement at any time thereafter by giving at least thirty (30) days written notice of termination to the other Party, provided that the event continues to be in effect on the date that such notice is given.

23.7	Notices

All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and delivery shall be effective in all respects if delivered (i) by telefax promptly confirmed by “hard copy”, (ii) personally, (iii) by registered or certified air mail, postage prepaid, or (iv) by neutral commercial courier service, such as Federal Express, DHL, UPS or equivalent, as follows:

If to NTI, to:	Northern Technologies International Corporation 6680 North Highway 49 Lino Lakes, MN 55014 Attention: President Tel: 612-784-1250 Fax: 612-784-2902

Copy to:	Philip M. Lynch One Commerce Park Square 23200 Chagrin Blvd., Suite 107 Beachwood, OH 44122 Tel: 216-595-1740 Fax: 216-595-1741

If to TP to:	Taylor Packaging (Bishop Auckland) Limited Meadowfield Avenue Green Lane Industrial Estate Spennymoor County Durham DLI6 6YJ Attention: Company Secretary Tel: 01388 420 555 Fax: 01388 420 777

or to such other address as may be specified in writing by any of the above.

23.8	Entire Agreement

This Agreement, together with the Ancillary Agreements and any other documents now or subsequently referred to herein or attached hereto which form a part of this Agreement, contain the entire understanding of the Parties hereto.  Each of the Parties unconditionally waive any rights it may have to claim damages against the other or others of them on the basis of any statement made by the other or others of them (whether made carelessly or not) not set out in this Agreement or in any of the Ancillary Agreements (or for any breach of any warranty given by any of them not so set out) unless such statement or warranty was made or given fraudulently and without prejudice to the generality of the foregoing each of the Parties unconditionally waives any right it may have to rescind this Agreement or any of the Ancillary Agreements on the basis of any statement made by the other or others of them (whether made carelessly or not) whether or not such statement is set out or referred to in this Agreement or any of the Ancillary Agreements unless such statement was made fraudulently.

23.9	Validity of Provisions

Should any part of this Agreement or the Ancillary Agreements be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect as if such instrument had been executed with the invalid portion thereof eliminated therefrom, it being the intent of the Parties that they would have executed the remaining portion without including any such part or portion which may for any reason be declared invalid.  In the event that a provision of this Agreement or any Ancillary Agreement shall be declared to be invalid, then the Parties agree that they shall, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which had been held to be invalid, giving due recognition to the reason for which such provision had been held invalid.

23.10	Governmental Filings

TP shall be responsible for the preparation and filing of all necessary documents relating to this Agreement and the transactions contemplated hereby with each appropriate government agency in the Territory, and shall maintain all required governmental filings and permits current.  NTI shall provide whatever material and information required of and available to it in connection with the preparation and filing of such documents.

23.11	RTPA

No provision of this Agreement, or of any arrangement of which it forms part, by virtue of which such agreement or arrangement is subject to part, by virtue of which such agreement or arrangement is subject to registration under the Restrictive Trade Practices Act 1976, shall take effect until the day after particulars of such agreement or arrangement have been furnished to the Director General of Fair Trading pursuant to that Act.  Particulars shall, if necessary, be furnished to the Director General of Fair Trading within three months of the date of this Agreement.

23.12	Payments

Any payment to be made to NTI or TP pursuant to any provision of this Agreement shall be made by means of a wire transfer or by means of a deposit to a bona fide bank account as designated by TP or NTI, as the case may be, TP and NTI shall have the right to specify in writing any bank account to which payments due them (respectively) shall be made.

23.13	Enforcement of Company’s Rights

If it appears that any of the Parties or any person connected with any of the Parties (in whatever capacity) is in breach of any obligation which it owes to the Company (whether under this Agreement or any of the Ancillary Agreements or otherwise), or has misapplied or retained or becomes liable or accountable for any money or property of the Company, or has been guilty of any misfeasance or breach of any fiduciary duty in relation to the Company, or is under any obligation to indemnify the Company against any liability, it is agreed that the prosecution of any right of action of the Company in respect thereof shall be passed to the Directors of the Company nominated by the other Parties who shall have full authority on behalf of the Company to negotiate and settle any claim arising thereout and the first mentioned Party shall take all steps within its power to give effect to the provisions of this Article 24.13.

23.14	Further Assurance

The Parties shall and shall use their respective reasonable endeavours to procure that any necessary third parties shall do, execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties may reasonably require by notice in writing to the others to carry out the provisions of this Agreement, the Ancillary Agreements, the Memorandum of Association and the Articles of Association with full force and effect.

23.15	Publicity

Any publicity with respect to this Agreement prior to the formation of the Company shall be under the joint control of both parties.  After the formation of the Company, publicity shall be under the control of the Company as determined by its Board.

23.16	Shareholders Undertakings

Each of the Shareholders undertakes with each of the other Parties that it will use its powers in relation to the Company so as to ensure that the Company ratifies and approves this Agreement and the Ancillary Agreements and fully and promptly observes, performs and complies with the terms hereof as if it were a Party hereto.

23.17	Exercise of Powers

Where any Shareholder is required under this Agreement to exercise its powers in relation to the Company to procure a particular matter or thing, such obligation shall be deemed to include an obligation to exercise its powers both as a Shareholder and as a Director (where applicable) of the Company and to procure that any Director appointed by it shall procure such matter or thing.

23.18	Brokers

The Parties acknowledge that all negotiations relative to this Agreement and the Ancillary Agreements and the transactions contemplated hereunder have been carried on by them directly, without intervention of any other person retained by either of them so as to give rise to any valid claim against any of the Parties hereto or the Company for a brokerage commission, finder’s fee or any similar payment.

23.19	Applicable Law

This Agreement shall be read and construed in accordance with and be governed by the laws of England.

IN WITNESS WHEREOF, the Parties have executed this Agreement as a Deed the day and year first above written.

EXECUTED by	)
TAYLOR PACKAGING (BISHOP	)
AUCKLAND) LIMITED	)
acting by:	)

/s/

Director

/s/

Director/Secretary

EXECUTED by	)
NORTHERN TECHNOLOGIES	)
INTERNATIONAL CORPORATION	)
acting by:	)

/s/ Philip M. Lynch

Director

Director/Secretary

ANNEX 1

PART 1

OBJECTS CLAUSE

(1)

The objects for which the Company is established are to manufacture market and distribute polyethylene film and solid material of polyethylene substance in the form of boxes, tubes and other containers and to carry on any other business which by unanimous agreement of the members it is desirable for the Company to carry on in connection with or as ancillary to such objects.

(2)	In furtherance of such objects, but not otherwise the Company shall have the following powers:

(A)

To purchase, take on lease or on hire or otherwise acquire, hold, develop, sell, hire out, grant leases or licences or otherwise dispose of or deal with real and personal property of all and any kinds and any interest, right or privilege therein, for such consideration and on such terms as may be considered expedient.

(B)	To purchase, subscribe for or otherwise acquire, and hold and deal with, any shares, stocks, debentures, bonds or securities of any other company.

(C)

To sell or otherwise dispose of the whole or any part of the business and/or undertaking of the Company, either together or in portions for such consideration and on such terms as may be considered expedient.

(D)	To purchase or otherwise acquire and undertake, and to supervise and manage, all or any part of the business, property, assets and liabilities of any person or company.

(E)

To invest and deal with the monies of the Company not immediately required for the purpose of its business in or on such investments or securities and in such manner as may be considered expedient, and to dispose of or vary any such investments or securities.

(F)	To enter into any partnership or into any arrangement for sharing profits or to amalgamate with any person or company carrying on or proposing to carry on any business.

(G)	To lend or advance money or give credit to such persons or companies and on such terms as may be considered expedient, and to receive money on deposit or loan from any person or company.

(H)

To borrow or raise money on such terms and on such security as may be considered expedient and, in particular, but without limiting the generality of the foregoing, by the issue or deposit of debentures, and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company both present and future, including its uncalled capital.

(I)

To give indemnity for, or to guarantee, support or secure the performance of all or any of the obligations of any person or company whether by personal covenant or by mortgage, charge or lien on the whole or any part of the undertaking, property and assets of the Company both present and future, including its uncalled capital, or by all or any of such methods; and in particular, but without limiting the generality of the foregoing, to give indemnity for, or to guarantee, support or secure whether by personal covenant or by any such mortgage, charge, or lien, or by all or any of such methods, the performance of all or any of the obligations (including the repayment or payment of the principal and premium of, and interest on, any’ securities) of any company which is for the time being the Company’s holding company or subsidiary or another subsidiary of any such holding company.

(J)

To pay for any property, assets or rights acquired by the Company, and to discharge or satisfy any debt, obligation or liability of the Company, either in cash or in shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any other securities which the Company has power to issue, or partly in one way and partly in another, and generally on such terms as may be considered expedient.

(K)

To accept payment for any property, assets or rights disposed of or dealt with or for any services rendered by the Company, or in discharge or satisfaction of any debt, obligation or liability to the Company, either in cash or in shares, with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or in any other securities, or partly in one way and partly in another, and generally on such terms as may be considered expedient.

(L)

To form, promote, finance or assist any other company, whether for the purpose of acquiring all or any of the undertaking, property and assets of the Company or for any other purpose which may be considered expedient.

(M)

To issue, place, underwrite or guarantee the subscription of, or concur or assist in the issuing or placing, underwriting or guaranteeing the subscription of shares, stocks, debentures, bonds and other securities of any company on such terms as to remuneration and otherwise as may be considered expedient.

(N)

To apply for, purchase or otherwise acquire and hold, use, develop, sell, licence or otherwise dispose of or deal with patents, copyrights, designs, trade marks, secret processes, know-how and inventions and any interest therein.

(0)	To draw, make, accept, endorse, negotiate, discount, execute, and issue promissory notes, bills of exchange, scrip warrants and other transferable or negotiable instruments.

(P)

To the extent permitted by law, to give financial assistance for the purpose of the acquisition of shares of the Company or for the purpose of reducing or discharging a liability incurred for the purpose of such an acquisition and to give such assistance by means of a gift, loan, guarantee, indemnity, the provision of security or otherwise.

(Q)

To enter into any arrangement with any Government or other authority, supreme, municipal, local or otherwise, and to obtain from any such Government or authority any rights, concessions, privileges, licences and permits, and to promote any legislation, as may be considered expedient.

(R)

To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, and for such purpose to distinguish and separate capital from profits, but so that no distribution amounting to a reduction of capital shall be made except with the sanction (if any) for the time being required by law.

(S)

To remunerate any person or company rendering service to the Company in any manner and to pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company and of any other company formed, promoted, financed or assisted by the Company, or which the Company shall consider to be in the nature of preliminary expenses in relation to the Company or any such other company, including the cost of advertising, commissions for underwriting, brokerage, printing and stationery, and the legal and other expenses of the promoters.

(T)

To do all or any of the above things in any part of the world, either alone or in conjunction with others, and either as principals, agents, contractors, trustees or otherwise and either by or through agents, contractors, trustees or otherwise.

It is hereby declared (1) that the expressions “subsidiary” and “holding company” where they appear in this clause shall have the meanings ascribed to those expressions by Section 736 of the Companies Act 1985; and (2) that, where the context so admits, the word “company” in this clause shall be deemed to include any partnership or other body of persons whether or not incorporated and, if incorporated, whether or not a company within the meaning of the Companies Act 1985.

PART 2

ARTICLES OF ASSOCIATION

Company No: 3248266

THE COMPANIES ACT 1985 AND 1989

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

ZERUST (UK) LIMITED

TABLE A

1.

Subject as otherwise provided in these Articles, the regulations in Table A prescribed under Section 8 of the Companies Act 1985, as in force at the date of incorporation of the Company (in these Articles referred to as “Table A”), shall apply to the Company.

2.	The following provisions of Table A shall not apply to the Company:

(i)	in regulation 24: the words “which is not fully paid”;

(ii)	regulation 40;

(iii)	regulation 41;

(iv)	regulation 50;

(v)	regulation 54;

(vi)	in regulation 62(a): the words “not less than 48 hours”;

(vii)	in regulation 62(b): the words “not less than 24 hours;”

(viii)	in regulation 66: the last sentence;

(ix)	regulations 73 to 80 inclusive and all references elsewhere in Table A to retirement by rotation shall not apply accordingly;

(x)	in regulation 88: the third and fifth sentences;

(xi)	in regulation 89: the first sentence;

(xii)	regulations 94 to 98 inclusive.

INTERPRETATION

3.	In these Articles, where the context so admits:

“A” Director	means any person appointed as a director in accordance with the provisions of Article 9(1);

“B” Director	means any person appointed as a director in accordance with the provisions of Article 9(2);

“A” Shares	means the issued” A” ordinary shares of £1 each in the capital of the Company;

“B” Shares”	means the issued “B” ordinary shares of £1 each in the capital of the Company;

“the “A” Shareholders(s)”	means the registered holder(s) for the time being of the “A” Shares;

“the “B” Shareholder(s)”	means the registered holder(s) for the time being of the “B” Shares;

“Controlling “A” Shareholder(s)”	means the registered holder(s) for the time being of a majority of the “A” Shares;

“Controlling “B” Shareholder(s)”	means the registered holder(s) for the time being of a majority of the “B” Shares;

“holding company” and “subsidiary”	shall be construed in accordance with Section 736 of the Companies Act 1985;

SHARE CAPITAL

4.

The share capital of the Company is £100,000 divided into 50,000 “A” Shares and 50,000 “B” Shares.  Such shares shall entitle the holders thereof to the respective rights and privileges and subject them to the respective restrictions and provisions contained in these Articles, but save as otherwise provided in these Articles the “A” Shares and the “B” Shares shall rank pari passu in all respects.

TRANSFER OF SHARES

5.

All transfers of shares shall be effected by instrument in writing in any form for the time being authorised by the Stock Transfer Act 1963 (or any statutory modification or re-enactment thereof for the time being in force) or any other form which the directors may approve.

PROCEEDINGS AT GENERAL MEETINGS

6.1

No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business The quorum at a general meeting shall consist of one (1) “A” Shareholder and one (1) “B” Shareholder each of whom is present in person or by proxy or, in the case of a corporation, by a duly authorised representative.

6.2

If a quorum is not present within one (1) hour from the time appointed for a general meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place and if a quorum is then not present it shall stand adjourned likewise to the following week; if a quorum is again not present, then at such readjourned meeting the member or members present shall form a quorum and a resolution shall be valid if passed by a majority vote irrespective of which member or members vote in favour of its being passed (provided that this shall only be the case for the purposes of the transaction of the business specified in the agenda contained in the notice of the meeting).

VOTES OF MEMBERS

7.1

Subject to any rights or restrictions attached to any shares, each member who (being an individual) is present in person or by proxy or (being a corporation) is present by duly authorised representative shall have one vote for every share of which he is the holder.

7.2	The chairman shall not have a casting vote in the event of equality.

NUMBER OF DIRECTORS

8.	The directors shall not be more than four (4) in number of whom not more than two (2) shall be “A” Directors and not more than two (2) shall be “B” Directors.

APPOINTMENT AND REMOVAL OF DIRECTORS

9.1	The Controlling “A” Shareholder(s) shall be entitled at any time and from time to time to appoint a total of two (2) directors as “A” Directors and to remove or replace any director so appointed.

9.2	The Controlling “B” Shareholder(s) shall be entitled at any time and from time to time to appoint a total of two (2) directors as “B” Directors and to remove or replace any director so appointed.

9.3

Every appointment and removal of a director under Articles 9.1 and 9.2 shall be effected by notice in writing signed by or on behalf of the Controlling “A” Shareholder(s) or the Controlling “B” Shareholder(s), as the case may be, and shall take effect immediately upon receipt of such notice at the registered office of the Company or by the Secretary or as and from such date (if any) thereafter as may be specified in such notice.

ALTERNATE DIRECTORS

10.1	At the end of regulation 66 of Table A there shall be added the following sentence:

“A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the directors or any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.”

10.2	At the end of regulation 67 of Table A, there shall be added the following sentence:

“The appointment of an alternate director shall also terminate automatically on the happening of any event which if he were a director would cause him to vacate his office as director.”

INTERESTS OF DIRECTORS

11.

A director may vote at any meeting of the directors or a committee of the directors on any resolution concerning a transaction or arrangement with the Company or in which the Company is interested, or concerning any other matter in which the Company is interested, notwithstanding that he is interested in that transaction, arrangement or matter or has in relation to it a duty which conflicts or may conflict with the interests of the Company.

PROCEEDINGS OF DIRECTORS

12.

Any director may, and the Secretary shall on the requisition of any director, at any time summon a meeting of the directors.  Unless all the directors shall otherwise agree, at least two (2) weeks written notice of every meeting of the directors shall be given and no business except that in respect of which the notice has been given shall be transacted at that meeting unless all the directors otherwise agree.  A director’s attendance at a meeting of directors convened by less than two week’s notice shall constitute a waiver of his rights to object to the failure to give such notice.

13.1

The quorum for the transaction of the business of the directors shall be one (1) “A” Director and one (1) “B” Director each of whom must be present throughout the meeting. Questions arising at a meeting shall only be capable of resolution if at least one (1) of the “A” Directors and at least one of the “B” Directors who are present vote in favour of the resolution.

13.2

If a quorum is not present within one (1) hour from the time appointed for a meeting of the directors, the meeting shall stand adjourned to the same day in the next week at the same time and place and if a quorum is then not present it shall stand adjourned likewise to the following week; if a quorum is again not present, then at such re-adjourned meeting any two (2) directors shall form a quorum and a resolution will be valid if passed by majority vote irrespective of which directors vote in favour of its being passed (provided that this shall only be the case for the purpose of the transaction of the business specified in the agenda contained in the notice of the meeting).

14.

If and so long as the number of the directors is reduced below the quorum prescribed by Article 13, the continuing directors may act for the purpose of convening a general meeting of the Company but for no other purpose.

15.

Unless the Controlling “A” Shareholder(s) and the Controlling “B” Shareholder(s) agree otherwise, the directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office.  The director so appointed shall preside at every meeting of directors at which he is present but in the absence of such a director, of if such director is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.  The chairman shall not have a second or casting vote.

16.1

A committee of directors shall always consist of at least one (1) “A” Director and one (1) “B” Director who shall be present throughout any committee meeting. Regulation 72 of Table A shall be modified accordingly.

16.2

A committee of directors may meet and adjourn as it sees fit. No decision of a committee shall be effective unless at least one (1) “A” Director and one (1) “B” Director who are present vote in favour.

17.

Without prejudice to the first sentence of regulation 88 of Table A, a meeting of the directors or of a committee of the directors may consist of a conference between directors who are not all in one place, but of whom each is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the other simultaneously: and the word “meeting” in these Articles and in Table A shall be construed accordingly.

ANNEX 2

MANAGEMENT AND SALES REPRESENTATION AGREEMENT

MANAGEMENT AND SALES
REPRESENTATION AGREEMENT

BY AND BETWEEN

TAYLOR PACKAGING (BISHOP AUCKLAND) LIMITED

AND

ZERUST (UK) LIMITED

DATED AS OF                  DECEMBER 1996

MANAGEMENT AND SALES REPRESENTATION AGREEMENT

THIS AGREEMENT is made the              day of December 1996

BETWEEN:

(1)	TAYLOR PACKAGING (BISHOP AUCKLAND) LIMITED of Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co. Durham, DLl6 6YJ (hereinafter “TP”); and

(2)	ZERUST (UK) LIMITED of Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co. Durham, DLl6 6YJ (hereinafter “the Company”).

ARTICLE 1.

1.	DEFINITIONS

For the purposes of this Agreement, the following definitions of terms shall apply:

1.1	Ancillary Agreements.

The following are the Ancillary Agreements and the Parties thereto:

1.1.1	Management and Sales Representation Agreement between TP and the Company (“Management Agreement”);

1.1.2	License Agreement between NTI and the Company (“License Agreement”); and

1.1.3	Technical Assistance and Marketing Support Agreement between NTI and the Company (“Technical Assistance Agreement”) and “Ancillary Agreement” shall be construed accordingly.

1.2	At Cost.

Without profit component of any kind, direct or indirect, to the particular Party in the given case (although nothing herein shall preclude such Party from recovering all costs - direct and indirect - arising out of any transaction with the proscription “At Cost”).

1.3	Change of Control.

Any change in ownership, management, control or scope of business activities of a Party which could affect the performance of the duties and/or obligations of such Party under the Joint Venture Agreement or any of the Ancillary Agreements.

1.4	Company or Joint Venture.

Zerust (UK) Limited, being that entity created in the Territory by the Parties pursuant to the Joint Venture Agreement to conduct the Company’s Business.

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1.5	Company’s Business.

The Company’s Business shall be the manufacturing, marketing and distribution of Product in the Territory.

1.6	Completion.

Completion of the Joint Venture Agreement in accordance with its terms. “Completed” shall be construed accordingly.

1.7	Effective Date.

The date upon the Joint Venture Agreement is Completed.

1.8	Joint Venture Agreement or Agreement.

That certain Joint Venture Agreement by and between Northern Technologies International Corporation, 6680 North Highway 49, Lino Lakes, Minnesota 55014, (“NTI”) and TP, for the formation and governance of a new entity under the laws of England in the form of a company which shall be known as Zerust (UK) Limited.

1.9	Knowhow.

The technology, formulae, methods and procedures developed by NTI at considerable expense over a period of many years, which are unique in nature and essential or useful in the proper use and application of the Process, together with all improvements and modifications with respect thereto.

1.10	Masterbatch.

Any formulation of the Materials which shall be designated by NTI as appropriate to be applied to the specific requirements for corrosion protection, as afforded by the Product, of a known customer desirous of protecting an identified object (or objects) which are to be subjected to an anticipated certain range of corrosive influences.  In addition to Materials, Masterbatch shall generally also contain other substances for the purpose of facilitating the manufacture of Product utilizing the Process.

1.11	Materials.

The constituent materials and chemicals of one or more formulations developed by NTI under strict quality controls which are required for utilization of the Process.

1.12	Net Sales.

The total proceeds from the sale of Product within the Territory by the Company in normal, bona fide commercial transactions on an arm’s length basis to, by, with, or through an entity which is not affiliated to any Party of this Agreement, less the following items: (i) sales discounts (including sales rebates); (ii) sales returns; (iii) shipping and transaction costs, such as Value Added Tax, CIF charges and packaging expenses; and (iv) sales commissions to third parties.

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1.13	NTI Affiliates.

All entities and/or individuals with which NTI has a joint venture relationship, similar in character and style but not necessarily identical to the relationship created by the Joint Venture Agreement and the Ancillary Agreements as defined herein, or another form of alliance, for the development, manufacture, promotion, marketing, sales and applications engineering of the Product, Materials, Knowhow and/or Process anywhere in the world and “NTI Affiliate” shall be construed accordingly.

1.14	NTI Intellectual Property Rights.

The Knowhow, Materials, Process, NTI Trade Secrets, Product, Masterbatch and Trademark, collectively, as such currently exist and shall hereinafter be modified, developed and/or acquired by NTI.

1.15	NTI Trade Secrets.

All information deemed and designated confidential, both in the Joint Venture Agreement and in the Ancillary Agreements and hereafter, including but not limited to information regarding the Product, Knowhow, Process, Materials, Masterbatch, technology, customers, research, techniques, processes, applications, formulae, cost data, customer lists, suppliers, competition, marketing strategy, supply relationships, costs and cost accounting, memoranda, diagrams, pictures, computer software and programs and records contained therein, sales information, financial information, costs, pricing data and profits, relating to the business of NTI, the Company and NTI Affiliates (as hereinafter defined) both in the Territory and elsewhere.

1.16	Parties

The Parties to the Joint Venture Agreement and/or the Ancillary Agreements, their successors and permitted assigns and “Party” shall be construed accordingly.

1.17	Product.

Corrosion inhibiting polyethylene film and solid material of polyethylene in the form of boxes, tubes and other containers manufactured by means of the Process, incorporating the Materials and utilizing the Trademark.

1.18	Process.

The procedure utilizing the Knowhow for the manufacture of polyethylene materials with corrosion inhibiting properties derived from the Materials as developed and specified by NTI, together with any improvements and modifications of the corrosion inhibiting technology as it relates directly to the manufacture of corrosion inhibiting polyethylene materials, together with future technology, knowledge and product development which is useful in the manufacture of the Product.

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1.19	Territory.

The United Kingdom.

1.20	Trademark.

The names and style “ZERUST”, “THE ZERUST PEOPLE”, and the colour yellow in relation thereto (which, in each case, are the subject of Community Trade Mark applications), which includes trade literature, technical specifications and application instructions, and promotional material pertaining thereto.

ARTICLE 2.

2.	EMPLOYMENT OF TP AS MANAGER

2.1	Employment of Manager.

The Company hereby employs TP to manage, supervise and conduct the Company’s Business.  TP hereby accepts such employment and agrees to serve in such capacity in accordance with the terms hereof and of the Joint Venture Agreement and the Ancillary Agreements.

2.2	Duties and Authority of Manager.

TP shall have all authority which may be necessary, desirable or appropriate in connection with the discharge of its duties hereunder, subject only to applicable limitations contained in the Joint Venture Agreement, the Ancillary Agreements and the provisions of Article 2 hereof.  TP shall use its best efforts in the performance of its duties and shall discharge same and conduct the Company’s Business in a good, workmanlike and commercially reasonable manner and in accordance with sound business practices and the standard of diligence and care normally exercised by duly qualified persons in the performance of comparable work.

2.3	Responsibility of Manager for Specific Activities.

In the course of fulfilling its responsibilities pursuant to this Agreement, TP shall carry out the following activities on behalf of the Company.

2.3.1	Cause the Company to comply with the terms of the Joint Venture Agreement and the Ancillary Agreements;

2.3.2	Acquire such materials, supplies, equipment, services and technical assistance as may be necessary, desirable or appropriate for the conduct of the Company’s Business;

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2.3.3

Procure from outside experts, consultants and professionals such engineering, legal, advertising, promotional, and, except for accounting services (which shall be provided in accordance with the Joint Venture Agreement), other advisory and professional services as may be necessary, desirable or appropriate for the conduct of the Company’s Business;

2.3.4	Protect, keep and maintain the properties and assets of the Company and such properties and assets of the Parties to the Joint Venture Agreement as are in the Company’s actual possession;

2.3.5	Hire, train and supervise such personnel as may be necessary, desirable or appropriate for the conduct of the Company’s Business;

2.3.6	Provide all executive and administrative responsibilities and services necessary, desirable or appropriate for the conduct of the Company’s Business;

2.3.7	Cause the Company to comply with all laws applicable to the Company’s Business;

2.3.8	Process all customer orders, provide billings to customers and make adjustments with customers as appropriate;

2.3.9	Manage the credit risk of the Company including making inquiries regarding the creditworthiness of potential customers;

2.3.10	Manufacture or cause the manufacture of the Product by Submanufacturers (as hereinafter defined) in the Territory At Cost as far as the Manager and its affiliates are concerned;

2.3.11	Maintain the books and records of the Company in accordance with the normal practices of similar businesses in the Territory;

2.3.12	Prepare and file with governmental authorities all required reports and returns relating to the Company’s Business;

2.3.13

Procure on behalf of the Company product liability, public liability and other liability, casualty, and general insurance, necessary, desirable and appropriate for the conduct of the Company’s Business the Territory;

2.3.14	Establish and maintain a segregated bank account or accounts in the name of the Company for the deposit and disposition of all funds generated by and disbursed for the Company’s Business;

2.3.15

Apply standards for the extension of credit and establish and maintain systems for the collection of all accounts, including overdue accounts in accordance with the normal practices of similar businesses in the Territory;

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2.3.16

Coordinate the pricing and discount structure for the sale of Product to customers and/or distributors in the Territory, which will result in a reasonable profit to the Company, subject to the provisions of Article 7.3.q. of the Joint Venture Agreement;

2.3.17	Arrange for the preparation and delivery of the Company’s financial statements as required by the Joint Venture Agreement; and

2.3.18

Do or cause the Company to do all other acts and things as may be necessary, desirable or appropriate in connection with the conduct of the Company’s Business within its corporate authority as stated in its Articles of Incorporation, subject to the Joint Venture Agreement, the Ancillary Agreements and Resolutions of the Board of Directors.

ARTICLE 3.

3.	EMPLOYMENT OF TP AS EXCLUSIVE SALES REPRESENTATIVE

3.1	Employment of Exclusive Sales Representative.

The Company hereby employs TP as its Exclusive Sales Representative for the marketing and sale of Product in the Territory, and TP hereby accepts such employment and agrees to use its best efforts in accordance with the terms hereof to promote the marketing and sale of Product in the Territory.

3.2	Duties and Authority of Exclusive Sales Representative.

TP shall use its best efforts in the performance of its duties hereunder and shall discharge the same in a good, workmanlike and commercially reasonable manner and in accordance with sound business practices and the standard of diligence and care normally exercised by duly qualified persons in the performance of comparable work.

3.3	Promotion of Product and Trademark.

In connection with the discharge of its duties hereunder TP shall use its best efforts to solicit and to obtain business and, in so doing, to develop an increasing awareness of the Product and the ZERUST trade name and the Trademark among potential customers.  Such sales efforts will be carried on by properly trained sales personnel who shall thoroughly, energetically and regularly canvass and call upon customers and potential customers.  TP shall advise NTI on a periodic basis (not less frequently than quarterly) as to the status of its sales efforts, the nature of orders obtained and the amount of backlog.

3.4	Preparation and Use of Promotional Material.

TP shall not prepare or distribute any promotional material, literature, specifications, manuals, product claims or descriptions concerning the Materials, Masterbatch, Process, Knowhow, Product or NTI Intellectual Property Rights without the prior written consent and approval thereof by NTI.

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3.5	Warranties.

TP shall make no warranty on behalf of NTI or the Company and shall instruct its Agents (as hereinafter defined) and Submanufacturers (as hereinafter defined) to make no warranty on behalf of NTI or the Company TP as to the Process, Knowhow, Product or NTI Intellectual Property Rights, except in accordance with documentation specifically approved by NTI.

ARTICLE 4.

4.	PAYMENTS TO TP FOR ITS SERVICES AS MANAGER AND AS EXCLUSIVE SALES REPRESENTATIVE OF THE COMPANY

4.1	Basis for Payments.

The Company shall make payments to TP which are provided for in this Article 4 in consideration of the services performed by TP as set forth in Articles 2 and 3 hereof.  Such payments shall be made throughout the full term of this Management and Sales Representation Agreement as compensation for the services set forth above and duly provided by TP.

4.2	Compensation to TP for Management Services Rendered to the Company.

As compensation for its management services to be rendered pursuant to this Agreement, the Company shall pay to TP a fee equal to five percent (5%) of the amount of Net Sales of Product, plus reimbursement of all out-of-pocket expenses (At Cost) paid or incurred by TP in the discharge of its responsibilities hereunder.  Such amounts shall be paid to TP within thirty (30) days after the conclusion of each quarterly period, based upon Net Sales and out-of-pocket expenses during the preceding quarterly period.

4.3	Compensation to TP for Services as Exclusive Sales Representative to the Company.

TP shall receive compensation for its services to the Company as Exclusive Sales Representative hereunder equal to ten percent (10%) of the total Net Sales of Product by the Company, plus out-of-pocket expenses (At Cost) incurred in the performance of its duties in this regard.  In the course of effectuating sales, TP may either purchase Product directly from the Company and thereupon resell same to customers for its own account, or alternatively serve as a commission agent for the Company, but not both; provided that the total margin to TP does not exceed 10%.  Payment terms for Product purchased by TP from the Company for resale to customers shall be equal to the same terms offered by TP on behalf of the Company to third parties fulfilling the same functions and payment for Product purchased shall be made by TP to the Company forthwith upon receipt of payment from customers.

4.4	When a Sale is Deemed to Occur.

A sale shall be deemed to have occurred when Product has been billed or (if not billed) delivered to and paid for by a customer.

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4.5	Support Year.

The term “Support Year” shall mean any twelve (12) month period ending on August 31, except that the first Support Year shall commence on the Effective Date.

4.6	Statements to TP.

Within thirty (30) days after the last day of each quarterly period in each Support Year, the Company shall:

4.6.1

Prepare and deliver to TP a complete and accurate statement setting forth for the quarter just ended and separately and cumulatively for and with respect to all elapsed quarterly periods for the Support Year:

4.6.1.1

The total amount of Net Sales (broken down in reasonable detail by individual products and customers and showing all costs and discounts leading to the establishment of the Net Sales figure for each customer); and

4.6.1.2	The total amount of compensation on such Net Sales (computed as hereinbefore provided) payable to TP for its Management and Sales Representation Services to the Company hereunder.

4.6.2	Pay to TP the full amount of compensation to which it is entitled for and with respect to the period or periods of the Support Year covered by the statement(s) provided for in Article 4.6.1 hereof

4.7	Books and Records.

The Company covenants and agrees:

4.7.1

That it will keep complete and accurate records and books of account showing the amount of billings to customers and the amount of deductions therefrom in arriving at Net Sales and all additional data and information which may be reasonably necessary to enable NTI, TP or their independent accountants to verify the completeness and accuracy for each item of information which the Company is required to set forth in each of the statements referred to in Article 4.6.1;

4.7.2

That it will keep all such records and books of account at its principal office and will preserve each such records and books of account for a period of not less than three (3) years from and after the date on which such records or the last entry in such books of account was made, whichever shall be later; and

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4.7.3

That it will make such records, books of account, data and information available to TP, NTI and/or their representatives and independent accountants and will give to such representative or accountants free and complete access, at any reasonable time or times, to all such records, books of account, data and information, for the purposes of examining the same and verifying the completeness and accuracy of each item of information which the Company is required to set forth in each of the statements referred to in Article 4.6.1 hereof.  In addition, TP and NTI shall have the right to make copies of any of the foregoing.  The independent accountants of the Company shall in the ordinary course of business provide written confirmation and certification to TP and NTI, at least annually, of the data to be supplied to TP and NTI pursuant to Article 4.6.1 hereof.  The cost of such reports shall be borne by the Company.  In the event that TP or NTI shall cause its representatives to confirm or verify the accuracy of the data supplied by the Company, then the costs and fees of such representatives shall be borne by TP or NTI, as the case may be, unless such representatives shall determine, to the satisfaction of the Company’s independent accountants, that there is an understatement in the reporting of Net Sales of five (5%) or more, in which event the costs and fees of TP’s or NTI’s representatives and/or accountants shall be borne by the Company.

ARTICLE 5.

5.	PROTECTION OF TP TRADE SECRETS

5.1	Identification of TP Trade Secrets.

The Parties acknowledge that it is not intended that TP impart its technology or trade secrets to the Company or, through the Company, to third parties or NTI;  The Parties recognize, however, that TP may impart information to the Company to further the Company’s Business, which TP considers to be proprietary in nature and thus wishes to be kept confidential (TP Trade Secrets), and that such Trade Secrets may come to be imparted to NTI through the Company.  In order for such information to be considered under the category of TP Trade Secrets, TP must alert the Company and NTI to the fact that it intends to impart information it considers proprietary to the Company, in writing, in advance of imparting such information, and clearly identifying such information as a TP Trade Secret.

5.2	Protection of TP Trade Secrets.

The Company agrees that during the term of this Agreement, as well as following its termination and for all times thereafter, it shall keep secret and confidential all TP Trade Secrets which it now knows or may hereafter come to know as a result of the Joint Venture Agreement and Ancillary Agreements.  TP Trade Secrets shall not be disclosed by the Company to third parties and shall be kept secret and confidential except (i) to the extent that the same have entered into the public domain by means other than the improper actions of the Company or (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body.  If a TP Trade Secret shall be in the public domain as the result of an act by the Company or any Agent thereof, then the Company shall nevertheless continue to keep such TP Trade Secrets secret and inviolate.

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5.3	Protection of TP Trade Secrets by Agents of the Company.

Neither the Company, nor its Agents (as hereinafter defined), shall at any time copy, remove from their proper location - be it within the Company or elsewhere - ; or retain without TP’s prior written consent, the originals or copies of any TP Trade Secrets.  It is understood that from time to time it may be necessary that certain of the foregoing items be copied or removed from their location; however, this shall be done subject to the requirement of this Article that the original material be returned to its proper location as soon as possible and that the confidential nature and integrity of the foregoing as TP Trade Secrets be strictly maintained both as to original documents and copies thereof.

5.3.1

Insofar as the officers, employees and consultants of the Company (herein collectively “Agents”) who come in contact with TP Trade Secrets are concerned, the Company shall cause such Agents to enter into TP Trade Secrecy Agreements substantially in the form of Annex II to this Agreement.  The Company shall exert its best efforts to cause its Agents to adhere to and to abide by the provisions, restrictions and limitations of the Trade Secrecy Agreements which efforts shall include the institution and prosecution of appropriate litigation if such be necessary and desirable.

5.3.2

The Parties hereby agree and acknowledge that TP is an intended third party beneficiary of the Trade Secrecy Agreements, and that TP may in its sole discretion, on its own behalf or derivatively and/or on behalf of the Company directly enforce the provisions of the Trade Secrecy Agreements and/or any breach thereof against any and all Agents (as defined in Article 5.3.1 hereof) and/or Submanufacturers (as defined in Article 6.3.1.1 of the Licence Agreement) who have executed same.

5.4	Remedies in the Event of a Violation of Article 5 hereof.

It is understood and recognized by the Company that in the event of any violation by the Company of the provisions of Article 5 hereof, TP’s remedy at law will be inadequate and TP will suffer irreparable injury.  Accordingly, the Company consents to injunctive and other appropriate equitable relief in any court of competent jurisdiction to protect TP Trade Secrets.  Such relief shall be in addition to any other relief to which TP may be entitled at law or in equity, which shall include but not be limited to the right of immediate termination of this Agreement.

5.5	Exculpation of the Company in the Event of Disclosure of TP Trade Secrets as a result of Any Action by TP.

Notwithstanding the foregoing or any other provision of this Agreement, the Company shall be exculpated from any action by TP which results in the disclosure of Trade Secrets to any third party, whether such action results from the performance of under this Agreement, the Joint Venture Agreement, any other Ancillary Agreement or otherwise.

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ARTICLE 6.

6.	COVENANT TO OBSERVE THE DOCTRINE OF “CORPORATE OPPORTUNITY”

6.1	Doctrine of Corporate Opportunity and Observance Thereof.

It is the intent of the Parties to this Agreement, the Joint Venture Agreement and to the other Ancillary Agreements to deal exclusively with each other with respect to the commercial, technical and strategic development of the Company’s Business in the Territory.  Consequently, the Parties to each agreement cited above hereby renounce and covenant not to engage in any activity which would either (a) negatively impact on the performance of their duties under the Joint Venture Agreement or the Ancillary Agreements in the Territory, or (b) have the effect of displacing or substituting the Knowhow, Materials, Process, Product or Masterbatch in the Territory; except as agreed to by the Parties in furtherance of the Company’s Business.

6.2	Agreement Not to Divert Resources.

TP agrees and covenants that during the term of this Agreement, TP shall not, directly or indirectly, in any capacity whatsoever, engage in, own, manage, operate, control, act as a consultant to, have a financial interest in, or otherwise participate in the ownership, licensing, management, operation or control of, a business which would impede, substitute, displace or divert Net Sales of the Product from the Company within the Territory except through the Company in furtherance of the Company’s Business.  During said term TP shall not in any way, directly or indirectly, divert, take away or interfere with or attempt to divert, take away or interfere with, any of the customers, accounts, suppliers, employees, representatives or patronage of the Company.  In the event that this Agreement is terminated: (i) because of a material Breach of the Joint Venture Agreement by a Party; or (ii) because of a material Breach of any Ancillary Agreement by a Party; (iii) upon the bankruptcy or other adverse condition of a Party as described in Article 7 hereof; (iv) pursuant to Article 8 hereof; (v) or upon a Breach of Articles 5 or 6 hereof, then the Company shall continue to be bound by the provisions of this Article 6 for a period of two years following the date of termination, but shall at no time be permitted to use TP Trade Secrets, as the case may be, for any activity outside TP’s involvement with the Company.

6.3	Remedies for Breach of Agreement Not to Divert Resources.

It is understood and recognized by the Parties that in the event of a violation of the provisions of Article 6 hereof by a Party, the remedy at law will be inadequate and the Company and the other Parties to the Joint Venture and the Ancillary Agreements shall suffer irreparable injury.  Accordingly, each Party to this Agreement consents to injunctive or other appropriate equitable relief upon the institution of legal proceedings therefor by a non-violating Party.  Such relief shall be in addition to any other relief to which a Party may be entitled at law in equity, which shall include but not be limited to the right of immediate termination of this Agreement.

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ARTICLE 7.

7.	TERM OF AGREEMENT

7.1	Indefinite Term.

This Agreement shall become effective on the Effective Date and shall, unless otherwise terminated in accordance with the provisions hereof, continue in effect indefinitely unless: -

7.1.1	terminated by either Party in accordance with the provisions of Articles 5 and/or 6 hereof;

7.1.2	terminated by either Party by reason of a Default of this Agreement by the other Party which has not been cured or remedied in accordance with Article 8 hereof; or

7.1.3	any of the Ancillary Agreements or the Joint Venture Agreement shall be terminated by a Party in accordance with its terms.

In such event this Agreement shall likewise terminate on the same date, without any further act or notice given by a Party hereto.

7.2	Payment of Amounts Due.

In the event of termination, each Party shall pay to each other Party all amounts due and owing pursuant to this Agreement prior to the effective date of termination.

7.3	Non-Release of Obligations.

The termination of this Agreement shall not release the Parties from their obligations to settle all financial accounts between themselves in cash forthwith. Notwithstanding the termination hereof, each Party shall be responsible for the performance of all of its obligations and responsibilities hereunder up to the effective date of termination.  As provided in Article 5 hereof, upon termination of this Agreement TP Trade Secrets shall continue to be kept secret and confidential.

ARTICLE 8.

8.	DEFAULT

8.1	Default.

A Default (“ Default”) hereunder shall exist in the event of:

8.1.1	Non-payment of funds by one Party to another Party when due and owing; and/or

8.1.2	A material breach (“Breach”) of any provision of the Joint Venture Agreement or the Ancillary Agreements other than Articles 5 or 6 hereof;

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8.1.3	A breach of Articles 5 and/or 6 hereof.

8.2	Remedies upon Default.

The remedies available to each Party in an instance of Default by another Party shall be as follows:

8.2.1

If a Party shall fail to make any payments required hereunder after the same are due, (other than due to governmental delays) or if it shall commit a Breach in the performance of, or by failure to observe and comply with, any other material term or provision of this Agreement or any of the Ancillary Agreements to be performed, observed or complied with by it, then the other Party shall have the right to declare a Default and terminate this Agreement unless the Party in Default shall cure such failure to pay, and/or Breach or Default, or cause the same to be cured, within thirty (30) days (fifteen (15) days in case of monetary default) after receipt of written notice from the other Party) provided, however, that if the Party in such Breach commences to cure same within the curative period specified herein, then the right of termination shall be held in abeyance for a reasonable period of time so long as the Party in such Breach proceeds to cure such Default with due diligence.  A Party’s right of termination shall be in addition to and not in limitation of any of his other rights at law or in equity based upon the other Party’s Breach or Default.  Any notice of termination shall stipulate the effective date of termination which shall be not less than three (3) months nor more than six (6) months following the date that such notice is given.

8.2.2

Notwithstanding the forgoing, in the event of a violation of Articles 5 and/or hereof by a Party hereto, each other Party may at its sole discretion terminate this Agreement with immediate effect upon giving notice to the other Parties as provided herein.

8.3	Non-Waiver of Rights.

A Party’s failure to terminate this Agreement on account of any Breach or Default by the other Party as provided in Article 8.1 or 8.2 hereof shall in no event constitute or be deemed to constitute a waiver by such Party of its right to terminate this Agreement at any time while any such Breach or Default continues (subject to the provisions of Article 8.2 hereof), or on account of any subsequent Breach or Default by a Party.

ARTICLE 9.

9.	ARBITRATION

9.1	Arbitration Mandatory.

Any of the following disputes which may arise between the Parties during the term of this Agreement, after the termination thereof, or following the liquidation or dissolution of the Company, upon failure by the Parties to amicably resolve same after mutual good faith negotiations, shall be exclusively settled by arbitration:

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9.1.1	a dispute as to whether a Default exists;

9.1.2	a dispute as to whether a Default entitles the non-defaulting Party to terminate this Agreement;

9.1.3	a dispute as to the validity of this Article 9;

9.1.4	a dispute relating to the construction, meaning, interpretation, application or effect of this Agreement or anything contained herein;

9.1.5	a dispute as to the rights, obligations or liabilities of the Parties hereunder.

Such arbitration proceedings shall be conducted in English and shall be carried on in the City of Brussels or any other place mutually agreeable to the Parties, under the UNCITRAL Arbitration Rules.  In such proceedings, the laws of England shall apply.  Judgment upon the award rendered by the arbitrator, including an award concerning the payment of costs, attorneys’ fees, and expenses of the arbitration proceedings, may be entered in any court of competent jurisdiction. Notwithstanding anything to the contrary set forth in this Agreement, no matter shall be referred to or settled by Arbitration which is:

(a)	based upon a Party’s violation of the provisions of this Agreement relating to TP Trade Secrets or Corporate Opportunity, the remedies for which are set forth in Articles 5 and/or 6 hereof

(b)	expressed in this Agreement to be agreed upon by or determined with the consent or approval of both Parties.

9.2	Punitive Damages Excluded.

Notwithstanding the foregoing, the prevailing Party in an arbitration proceeding convened hereunder shall be entitled to recover all reasonable damages plus documented costs incurred in pursuing its arbitration claim, including but not limited to legal fees and travel expenses, but shall not be entitled to exemplary or punitive damages.

ARTICLE 10.

10.	GENERAL PROVISIONS

10.1	Benefit of Parties.

All of the terms and provisions of this Agreement, and of the Joint Venture Agreement and of the other Ancillary Agreements shall be binding upon the Parties executing same and their respective permitted successors and assigns. Except as expressly provided herein, a Party may not assign its rights and obligations to a third party without the written consent of the other Party; provided, however, that a Party may assign this Agreement and all of its rights hereunder (or a portion of this Agreement and the rights hereunder relating thereto) to, or provide for the performance of all or part of its obligations hereunder by, a Party which controls, is controlled by or is under common control with such Party.  In such event, (i) the assignor shall unconditionally guarantee the performance and obligations of the assignee and shall not be released of its liabilities, obligations and responsibility hereunder and (ii) the assignee shall expressly assume in writing and agree to perform such obligations, liabilities and responsibilities of the assignor.

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10.2	Counterparts.

This Agreement may be executed simultaneously in tow or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.3	Cooperation.

During the term of this Agreement, each Party shall cooperate with and assist the other Party in taking such acts as may be appropriate to enable all Parties to effect compliance with the terms of the Joint Venture Agreement and the Ancillary Agreements and to carry out the true intent and purpose thereof.

10.4	Index and Captions.

The captions of the Sections and Articles of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provisions hereof.  Notwithstanding the foregoing, the Definitions set forth in Article 1 hereof shall be incorporated herein as written and made a part hereof.

10.5	Waiver of Compliance.

The Party for whose benefit a warranty, representation, covenant or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other Parties hereto, and any Breach or Defaults hereunder; provided, however. that such waiver shall not affect or impair the waiving Party’s rights in respect to any other covenants, condition, Breach or Default hereunder.

10.6	Force Majeure.

In the event that a Party is prevented or delayed from performing, fulfilling or completing an obligation provided for in this Agreement as a result of delays caused by strikes, lockouts, unavailability of materials, acts of God, acts of any national, state or local governmental agency or authority of a foreign government, war, insurrection, rebellion, riot, civil disorder, fire, explosion or the elements, then the time for performance, fulfillment or completion shall be extended for a period not exceeding the number of days by which the same was so delayed.  If a force majeure event shall be in existence for one year or more, then either Party shall have the right to terminate this Agreement at any time thereafter by giving at least thirty (30) days written notice of termination to the other Party, provided that the force majeure event continues to be in effect as of the date that such notice is given.

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10.7	Notices.

All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and delivery shall be effective in all respects if delivered (i) by telefax promptly confirmed by letter, (ii) personally, (iii) by registered or certified air mail, postage prepaid, or (iv) by neutral, commercial courier service such as Federal Express, DHL or equivalent, as follows:

If to TP to:	Taylor Packaging (Bishop Auckland) Limited Meadowfield Avenue Green Lane Industrial Estate Spennymoor Co. Durham DLI6 6YJ Tel: 01388 420 555 Fax: 01388 420 777

If to the Company:	Zerust (UK) Limited Meadowfield Avenue Green Lane Industrial Estate Spennymoor Co. Durham DLI6 6YJ Tel: 01388 420 555 Fax: 01388 420 777

Copy to:	Philip M Lynch One Commerce Park Square 23200 Chagrin Blvd., Suite 107 Beachwood, OH 44122 Tel: 216-595-1740 Fax: 216-595-1741

If to NTI, to:	Northern Technologies International Corporation 6680 North Highway 49 Lino Lakes, MN 55014 Attention: President Tel: 612-784-1250 Fax: 612-784-2902

Copy to:	Philip M. Lynch One Commerce Park Square 23200 Chagrin Blvd., Suite 107 Beachwood, OH 44122 Tel: 216-595-1740 Fax: 216-595-1741

or to such other address as may be specified in writing by any of the above.

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10.8	Entire Agreement.

This Management and Sales Representation Agreement, together with the Joint Venture Agreement and the other Ancillary Agreements and any other documents now or subsequently referred to herein or attached hereto which form a part of this Agreement, contain the entire understanding of the parties hereto.  There are no prior representations, promises, warranties, covenants, agreements or undertakings other than those expressly set forth or provided for in this Agreement, the Joint Venture Agreement and the other Ancillary Agreements, and the same supersede all prior agreements and understandings between the Parties with respect to the relationships and transactions contemplated by this Agreement.

10.9	Validity of Provisions.

Should any part of this Agreement, the Joint Venture Agreement, or the other Ancillary Agreements be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect as if such instrument had been executed with the invalid portion thereof eliminated therefrom, it being the intent of the Parties that they would have executed the remaining portion without including any such part or portion which may for any reason be declared invalid.  In the event that a provision of this Agreement, the Joint Venture Agreement, or any other Ancillary Agreement shall be declared to be invalid, then the Parties agree that they shall, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which had been held to be invalid, giving due recognition to the reason for which such provision had been held invalid.

10.10	Governmental Filings.

The Company shall be responsible for the preparation and filing of all necessary reports relating to this Agreement and the transactions contemplated hereby with each appropriate government agency in the Territory, and shall maintain all required governmental filings and permits current.  TP shall provide whatever material and information required of and available to it in connection with the preparation and filing of such reports.

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10.11	Payments.

Any payment to be made by the Company to TP pursuant to any provision of this Agreement shall be made by means of a wire transfer or by means of a deposit to a bona fide bank account as designated by TP.  TP shall have the right to specify in writing any bank account to which payments due shall be made.

10.12	Derivative Enforcement.

NTI may, derivatively for and on behalf of the Company, enforce the terms hereof against TP, its Agents, and/or the Agents and/or the Submanufacturers of the Company in the event of a material Breach or Default of this Agreement.  In the event of derivative enforcement hereunder, the matter shall be submitted to arbitration in accordance with the provisions of Article 9 hereof.

10.13	Changes Subject to Approval of NTI.

The parties to this Agreement shall not change, modify or amend this Agreement in any respect without the prior written consent of NTI.

10.14	Applicable Law.

This Agreement shall be read and construed in accordance with and be governed by the laws of England.

10.15	RTPA.

No provision of this Agreement, or of any arrangement of which it forms part, by virtue of which such agreement or arrangement is subject to registration under the Restrictive Trade Practices Act 1976, shall take effect until the day after particulars of such agreement or arrangement have been furnished to the Director General of Fair Trading pursuant to that Act. Particulars shall, if necessary, be furnished to the Director General of Fair Trading within three months of the date of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TAYLOR PACKAGING (BISHOP AUCKLAND) LIMITED

By

ZERUST (UK) LIMITED

By

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ANNEX I

APPROVAL OF NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By its signature hereto Northern Technologies International Corporation approves and agrees to the terms and provisions of this Management and Sales Representation Agreement and the Trade Secrecy Agreement attached hereto, and agrees to be bound thereto to the extent that such terms and provisions are applicable to it, it being understood that Northern Technologies International Corporation shall also have a direct right of action in its own name for the enforcement of the provisions of this Agreement.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By

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ANNEX II

TRADE SECRECY AGREEMENT

THIS AGREEMENT, dated this [       ] day of [                    ]

BETWEEN:

(1)

ZERUST (UK) LIMITED a company incorporated under the laws of England and Wales with number 3248266 and whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co Durham. DL 16 6YT (“the Company”);

(2)	[ ] (“the Agent”); and

(3)	NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, a company organised under the laws of the State of Delaware, USA (“NTI”) the principal place of business of which is Lino Lakes, Minnesota, USA.

WHEREAS, the Company is engaged in the development, manufacture, and sale of various products and services and in research work and, in such activities, utilizes secret and confidential techniques, methods, processes, equipment, formulae, customer lists and information;

WHEREAS, the Company receives Technical Assistance and Marketing Support from Northern Technologies International Company (“NTI”) for the Promotion, Sale and Application of polyethylene film and solid material of polyethylene substance in the form of boxes, tubes and other containers utilizing the trademark “ZERUST”‘ in the Territory (the “Product”); and

WHEREAS, the Company and NTI have expended and will continue to expend substantial sums of money to train the Agent in the Company’s business including but not limited to marketing the Product, and without which expenditures the Agent would have no such training in the Company’s business and marketing the Product; and

WHEREAS, the Company and NTI have imparted and will continue to impart to the Agent in the course of his employment and training information pertaining to the Product, certain processes, technical knowhow, marketing and sales techniques, customer identities and other confidential information not now known to the general public, which knowhow and information constitute valuable, proprietary and confidential trade secrets of the Company and NTI;

NOW THEREFORE, in consideration of the employment of the Agent by the Company, the special training with respect to the Company’s business and the Product to be provided to him, and the salary to be paid to the Agent by the Company during the term of his employment, it is agreed as follows:

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1.

The Agent agrees that during his employment by the Company and for so long thereafter as the same has not (other than a result of disclosure by the Company) entered the public domain, he will not, without the prior written consent of the Company and NTI, (i) use outside of the service of the Company or (ii) disclose or divulge to anyone other than persons designated by the Company, any of the following:

a.

any knowledge or information of a confidential nature acquired by him with respect to the trade secrets of NTI including, but not limited to, process, techniques, research, methods technology, equipment, formulae, pricing, cost data, technical knowhow, memoranda, marketing/sales strategy, promotion, suppliers and customers which he now knows or other confidential information of the Company or NTI, knowledge of which is acquired by the Agent during the term of his employment by the Company (collectively, “Trade Secrets”).

	b.	any of the unpublished records, books of account, documents, letters, diagrams, computer disks, papers or memoranda of NTI or (collectively “Internal Data”).

2.	The Agent shall at no time copy, remove from their proper location, or retain without the Company’s prior written consent, the originals or copies of such Trade Secrets or Internal Data.

3.

The Agent shall not, for a period of three (3) years subsequent to the termination of his employment with the Company for any reason, compete, directly or indirectly (whether as an employee, partner, investor, shareholder or director), or accept any employment with any person or company competing with the Company in the marketing, sale of manufacturing of the Product or products similar thereto in any place in the Territory which are competitive in nature to the business of the Company, if such employment would in its inherent nature require the Agent to utilize any of the Trade Secrets, Internal Data or portions thereof.

4.

The Agent and the Company hereby agree and acknowledge that NTI is an intended beneficiary of this Trade Secrecy Agreement and that NTI shall have the incontroversible right to enforce this Trade Secrecy Agreement independently of the Company, if NTI, in its sole judgement, chooses to do so, and may proceed directly against the Agent for any breach of the Agent’s obligations hereunder to the full extent of the law.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a Deed on the day and year first above written.

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ANNEX 3

LICENCE AGREEMENT

LICENSE AGREEMENT

BY AND BETWEEN

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

AND

ZERUST (UK) LIMITED

DATED AS OF            DECEMBER 1996

LICENSE AGREEMENT

THIS AGREEMENT is made the              day of December 1996

BETWEEN

(1)	NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, whose principal office is located in Lino Lakes, Minnesota, U.S.A., (hereinafter “NTI”); and

(2)

ZERUST (UK) LIMITED a company incorporated in England and Wales with number 3248266 and whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co. Durham, DL16 6YJ (hereinafter the “Company”).

ARTICLE 1

1.	DEFINITIONS

For the purposes of this Agreement, the following definitions shall apply:

1.1	Ancillary Agreements

The following are the Ancillary Agreements and the Parties thereto:

	1.1.1	Management and Sales Representation Agreement between TP and the Company (“Management Agreement”);

	1.1.2	License Agreement between NTI and the Company (“License Agreement”); and

	1.1.3	Technical Assistance and Marketing Support Agreement between NTI and the Company (“Technical Assistance Agreement”)

and “Ancillary Agreement” shall be construed accordingly.

1.2	At Cost

Without profit component of any kind, direct or indirect, to the particular Party in the given case (although nothing herein shall preclude such Party from recovering all costs - direct and indirect - arising out of any transaction with the prescription “At Cost”).

1.3	Change of Control

Any change in ownership, management, control or scope of business activities of a Party which could affect the performance of the duties and/or obligations of such Party under the Joint Venture Agreement or any of the Ancillary Agreements.

1.4	Company or Joint Venture

Zerust (UK) Limited, being that entity created in the Territory by the Parties pursuant to the Joint Venture Agreement to conduct the Company’s Business.

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1.5	Company’s Business

The Company’s Business shall be the manufacturing, marketing and distribution of Product in the Territory.

1.6	Completion

Means completion of the Joint Venture Agreement in accordance with its terms. Completed” shall be construed accordingly.

1.7	Effective Date

The date upon which the Joint Venture Agreement is Completed.

1.8	Joint Venture Agreement

That certain Joint Venture Agreement by and between Northern Technologies International Corporation, 6680 North Highway 49, Lino Lakes, Minnesota 55014, (“NTI”) and TP for the formation and governance of a new entity under the laws of England in the form of a company (the “Company”), which shall be known as Zerust (UK) Limited.

1.9	Knowhow

The technology, formulae, methods and procedures developed by NTI at considerable expense over a period of many years, which are unique in nature and essential or useful in the proper use and application of the Process, together with all improvements and modifications with respect thereto.

1.10	Masterbatch

Any formulation of the Materials which shall be designated by NTI as appropriate to be applied to the specific requirements for corrosion protection, as afforded by the Product, of a known customer desirous of protecting an identified object (or objects) which are to be subjected to an anticipated certain range of corrosive influences.  In addition to Materials, Masterbatch shall generally also contain other substances for the purpose of facilitating the manufacture of Product utilizing the Process.

1.11	Materials

The constituent materials and chemicals of one or more formulations developed by NTI under strict quality controls which are required for utilization of the Process.

1.12	Net Sales

The total proceeds from the sale of Product within the Territory by the Company in normal, bona fide commercial transactions on an arm’s length basis to, by, with, or through an entity which is not affiliated to any Party of this Agreement, less the following items: (i) sales discounts (including sales rebates); (ii) sales returns; (iii) shipping and transaction costs, such as Value Added Tax, CIF charges and packaging expenses; and (iv) sales commissions to third parties.

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1.13	NTI Affiliates

All entities and/or individuals with which NTI has a joint venture relationship, similar in character and style but not necessarily identical to the relationship created by the Joint Venture Agreement and the Ancillary Agreements or another form of alliance, for the development, manufacture, promotion, marketing, sales and applications engineering of the Product, Materials, Knowhow and/or Process anywhere in the world and “NTI Affiliate” shall be construed accordingly.

1.14	NTI Intellectual Property Rights

The Knowhow, Materials, Process, NTI Trade Secrets, Product, Masterbatch and Trademark, collectively, as such currently exist and shall hereinafter be modified, developed and/or acquired by NTI.

1.15	NTI Trade Secrets

All information deemed and designated confidential, both in the Joint Venture Agreement and in the Ancillary Agreements and hereafter, including but not limited to information regarding the Product, Knowhow, Process, Materials, Masterbatch, technology, customers, research, techniques, processes, applications, formulae, cost data, customer lists, suppliers, competition, marketing strategy, supply relationships, costs and cost accounting, memoranda, diagrams, pictures, computer software and programs and records contained therein, sales information, financial information, costs, pricing data and profits, relating to the business of NTI, the Company and NTI Affiliates (as hereinafter defined) both in the Territory and elsewhere.

1.16	Parties

The Parties to the Joint Venture Agreement and/or the Ancillary Agreements, their successors and permitted assigns and “Party” shall be construed accordingly.

1.17	Process

The procedure utilizing the Knowhow for the manufacture of polyethylene materials with corrosion inhibiting properties derived from the Materials as developed and specified by NTI, together with any improvements and modifications of the corrosion inhibiting technology as it relates directly to the manufacture of corrosion inhibiting polyethylene materials, together with future technology, knowledge and product development which is useful in the manufacture of the Product.

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1.18	Product

Corrosion inhibiting polyethylene film and solid material of polyethylene in the form of boxes, tubes and other containers manufactured by means of the Process, incorporating the Materials and utilizing the Trademark.

1.19	Territory

The United Kingdom.

1.20	TP

Taylor Packaging (Bishop Auckland) Limited (registered number 01999397), whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co. Durham, DLl6 6YJ;

1.21	Trademark

The names and style “ZERUST”, “THE ZERUST PEOPLE”, and the colour yellow in relation thereto (which, in each case, are the subject of Community Trade Mark applications), which includes trade literature, technical specifications and application instructions, and promotional material pertaining thereto.

ARTICLE 2

2.	GRANT OF LICENSE BY NTI TO TP

2.1	NTI’S Representations

NTI hereby represents that it is the owner of the Intellectual Property Rights and that it is free to license and to disclose same to the Company.

2.2	Grant of License

NTI hereby grants to the Company upon the terms, provisions and conditions set forth herein, an exclusive, non-transferable right and license under NTI’s Intellectual Property Rights to make, have made, use, sell or otherwise dispose of the Product incorporating the Materials and Masterbatch under the Trademark within the Territory.  The Company shall not sell, distribute, promote or solicit customers for the Product outside of the Territory in such countries or regions where (i) NTI has a corresponding patent(s) filed and in effect; (ii) NTI has licensed or otherwise authorized the use of the Trademark; (iii) NTI has granted exclusive sales rights to a third party licensee; (iv) NTI has formed an alliance with another NTI Affiliate; or (v) NTI engages in the regular sale of Product.

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2.3	Commitment to NTI

If during the term of this Agreement, the Company, without the prior written consent of NTI, enters into a licence, distribution agreement or any other agreement or relationship with any other undertaking for the use of such undertaking’s processes, know-how, techniques and procedures which would in any way conflict with, substitute or impede the Company’s obligation to develop the market relating to the NTI Intellectual Property Rights licensed hereunder, NTI shall have the right to terminate this Agreement forthwith. The Company shall use its best endeavors to manufacture and market the Product and to develop the market for the Product in the Territory.

2.4	Enlargement of Scope of NTI Intellectual Property Rights not subject to this License

It is recognized that over a period of time the scope of the NTI Intellectual Property Rights not covered by this License Agreement may expand in related areas.  The addition of such new NTI Intellectual Property Rights under this License Agreement shall be as mutually agreed by NTI and the Company, based upon their joint assessment of the prospective market therefor within the Territory and the suitability of including such new NTI Intellectual Property Rights within the Company’s Business.

2.5	Claims against the Company for Infringement

In the event that any third party shall claim that the Company is infringing upon its patents or other intellectual property rights, the Company shall promptly notify NTI of such claims. Thereafter, NTI and the Company shall together determine an appropriate course of conduct in response to such claims.

ARTICLE 3

3.	IMPROVEMENTS AND MODIFICATIONS TO NTI INTELLECTUAL PROPERTY RIGHTS

3.1	Ongoing Research and Development by NTI

NTI shall continue its efforts in the research and development of the Process and in the improvement of the Product and shall make the results of such research and development available to the Company.

3.2	Improvements by NTI

Any and all Knowhow, improvements or modifications, of whatever nature and description, made by or through NTI’s efforts or acquired by it or coming under its control during the term of this Agreement which relate to the Product and which are useful or suitable for use in the Company’s Business, shall be deemed to be covered by this Agreement and shall be made available to the Company without any payment in addition to the payments provided for in this Agreement.  It is understood, however, that if NTI should acquire such Knowhow, improvements or modifications related to the Product by means of a license from third parties, then NTI’s obligations hereunder shall be subject to the provisions of such license.

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3.3	Disclosure by NTI to the Company

NTI agrees to promptly disclose to the Company any and all improvements or modifications to the NTI Intellectual Property Rights covered by this license, and any and all Knowhow and technical information which NTI may acquire with respect to or relating to any such improvements or modifications. Anything in this Agreement to the contrary notwithstanding, in the event that:

3.3.1

NTI should determine that any improvements or modifications to the Product are themselves patentable and the disclosure thereof would in any manner adversely affect NTI’s ability to obtain a patent with respect thereto or would otherwise be adverse to its best interests, and

3.3.2

NTI intends to file or has filed a patent application with respect thereto, then NTI shall be under no obligation to make disclosure thereof to the Company until it has obtained adequate patent protection in the opinion of its patent counsel.  When such patent protection has been obtained, the subject improvements or modifications will be disclosed to the Company and the same will fall within the scope of the License granted to the Company pursuant to this License Agreement.

ARTICLE 4

4.	GRANT OF RIGHT AND LICENSE BY THE COMPANY TO NTI

4.1	Disclosure of Improvements to NTI by the Company

The Company agrees to promptly disclose to NTI any improvements or modifications to NTI Intellectual Property Rights of whatever nature or description, which come to be learned by the Company or which are made by or through its efforts, without any obligation by NTI to make payment therefor.

4.2	Grant of Right and License

The Company hereby grants to NTI an exclusive, non-transferable, worldwide and fully paid-up right and license under any intellectual property rights, trade secrets and knowhow owned, controlled, acquired or which may otherwise be transferred or granted by the Company during the term of this Agreement to make, have made, use, sell or otherwise dispose of products incorporating any or all improvements to NTI Intellectual Property Rights and to sublicense third parties to do the same.  The term of such license shall continue so long as this Agreement and the Ancillary Agreements shall be in full force and effect.

4.3	Obligations of The Company Concerning the Filing of New Patents

The Company agrees that at NTI’s request and at NTI’s cost it will promptly file and diligently prosecute applications for letters patents in NTI’s name on any and all patentable improvements to NTI Intellectual Property Rights coming into its purview in the Territory.  The Company further agrees, upon NTI’s request and at NTI’s cost, to promptly file and diligently prosecute corresponding patent applications in NTI’s name in such other countries outside the Territory as are designated by NTI.

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4.4	Review of Potentially Infringing Technology

In the event that the Company shall learn of any technology, processes or patents developed or owned by third parties which may infringe or otherwise be in conflict with NTI Intellectual Property Rights, then the Company will forthwith provide NTI with whatever information it may have with respect thereto.  NTI and the Company will then consult with one another as to an appropriate course of conduct:

	4.4.1	taking appropriate legal action against such third party for infringement of NTI’s Trade Secrets or other NTI Intellectual Property Rights; and/or

4.4.2

the advisability of purchasing, licensing or otherwise acquiring such technology, processes or patents of such third parties, in which event such rights as are acquired shall be extended to NTI pursuant to Article 4.2 hereof.  Based upon their joint decision, the Company shall exert its best efforts to carry out whatever the Parties have determined to be in their mutual best interest.

ARTICLE 5

5.	ROYALTIES

5.1	Basis for Royalties

The Company shall pay the royalties to NTI which are provided for in this Article 5 in consideration of the grant of license as set forth in Article 2. Payment of the royalties shall be made throughout the term of this License Agreement as compensation for the use of NTI Intellectual Property Rights.

5.2	Amount of Royalties

The Company shall pay to NTI a royalty equal to seven and one-half percent (7.5%) of Net Sales from the Company’s Business.  Royalties shall be paid in United States Dollars to an account or accounts as may be designated by NTI from time to time.

5.3	When a Sale is Deemed to Occur

A sale shall be deemed to have occurred when Product has been billed, (if applicable) and delivered to and paid for by a customer.

5.4	License Year

The term “License Year” shall mean any twelve (12) month period ending on August 31, except that the first License Year shall commence on the Effective Date.

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5.5	Statements to NTI

Within thirty (30) days after the last day of each quarterly period in each License Year, the Company shall:

5.5.1

Prepare and deliver to NTI a complete and accurate statement setting forth for the quarter just ended and separately and cumulatively for and with respect to all elapsed quarterly periods for the License Year:

5.5.2

The total amount of Net Sales (broken down in reasonable detail by individual products and customers and showing all costs and discounts leading to the establishment of the Net Sales figure for each customer); and

	5.5.3	The total amount of the royalties on such Net Sales (computed as hereinbefore provided) payable to NTI.

	5.5.4	Pay to NTI the full amount of the royalties to which it is entitled for and with respect to the period or periods of the License Year covered by the statement(s) provided for in Article 5.5.1 hereof.

5.6	Books and Records

The Company covenants and agrees:

5.6.1

That it will keep complete and accurate records and books of account showing the amount of billings to customers and the amount of deductions therefrom in arriving at Net Sales and all additional data and information which may be reasonably necessary to enable NTI or NTI’s independent accountants to verify the completeness and accuracy for each item of information which the Company is required to set forth in each of the statements referred to in Article 5.5.1;

5.6.2

That it will keep all such records and books of account at its principal office and will preserve each such records and books of account for a period of not less than three (3) years from and after the date on which such records or the last entry in such books of account was made, whichever shall be later; and

5.6.3

That it will make such records, books of account, data and information available to NTI’s representatives and to NTI’s independent accountants and will give to such representative or accountants free and complete access, at any reasonable time or times, to all such records, books of account, data and information, for the purposes of examining the same and verifying the completeness and accuracy of each item of information which the Company is required to set forth in each of the statements referred to in Article 5.5.1 hereof.  In addition, NTI shall have the right to make copies of any of the foregoing.  The Company’s auditors shall in the ordinary course of business provide written confirmation and certification to NTI, at least annually, of the data to be supplied to NTI pursuant to Article 5.5. I hereof.  The cost of such reports shall be borne by the Company.  In the event that NTI shall cause its representatives to confirm or verify the accuracy of the data supplied by the Company, then the costs and fees of such representatives shall be borne by NTI unless such representatives shall determine, to the satisfaction of the Company’s auditors, that there is an understatement in the reporting of Net Sales of five (5%) or more, in which event the costs and fees of NTI’s representatives and/or accountants shall be borne by the Company.

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ARTICLE 6

6.	PROTECTION OF NTI TRADE SECRETS

6.1	Recognition of NTI Trade Secrets

The Company acknowledges and agrees that (i) NTI Intellectual property Rights; (ii) other information confidential to NTI and designated herein and hereafter relating to the business of NTI, of the Company, and of NTI Affiliates, both in the Territory and elsewhere, including but not limited to applications of NTI Intellectual Property Rights, cost data and cost accounting, customer lists, competition, marketing strategy, supply relationships, memoranda, diagrams, pictures, computer software and programs as well as records contained therein, sales information, financial information, pricing data and margins are also included within the definition of NTI Trade Secrets set forth in Article 1.15 hereof and constitute valuable property rights of NTI and NTI Affiliates.

6.2	Protection of NTI Trade Secrets

The Company agrees that during the term of this Agreement, as well as following its termination and for all times thereafter, it shall keep secret and confidential all NTI Trade Secrets which it now knows or may hereafter come to know as a result of the Joint Venture Agreement and Ancillary Agreements.  NTI Trade Secrets shall not be disclosed by the Company to third parties and shall be kept secret and confidential except (i) to the extent that the same have entered into the public domain by means other than the improper actions of the Company or (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body.  If an NTI Trade Secret shall be in the public domain as the result of an act by the Company or any Agent (as hereinafter defined) thereof, then the Company shall nevertheless continue to keep such NTI Trade Secrets secret and inviolate.

6.3	Protection of NTI Trade Secrets by Agents (as hereinafter defined) and Submanufacturers (as hereinafter defined) of the Company

Neither the Company, nor its Agents (as hereinafter defined), nor its Submanufacturers (as hereinafter defined) shall at any time copy, remove from their proper location, or retain without NTI’s prior written consent, the originals or copies of any NTI Trade Secrets or of any of the unpublished records, books of account, documents, letters, diagrams, computer disks, papers or memoranda of NTI or the Company.  It is understood that from time to time it may be necessary that certain of the foregoing items be copied or removed from their location; however, this shall be done subject to the requirement of this Article that the original material be returned to its proper location as soon as possible and that the confidential nature and integrity of the foregoing as NTI Trade Secrets be strictly maintained both as to original documents and copies thereof.

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6.3.1

Insofar as the officers, employees and consultants of the Company (herein collectively “Agents”) who come in contact with NTI Trade Secrets are concerned, the Company shall cause such Agents to enter into NTI Trade Secrecy Agreements substantially in the form of Annex II to this Agreement.  The Company shall exert its best efforts to cause its Agents to adhere to and to abide by the provisions, restrictions and limitations of the Trade Secrecy Agreements which efforts shall include the institution and prosecution of appropriate litigation if such be necessary and desirable.

6.3.1.1

To the extent that the Company provides Masterbatch to Submanufacturers requisite quantities to allow such Submanufacturers to manufacture the Product in the Territory in such volumes and forms as may be required for the Company’s Business (“Submanufacturers”), it is understood that the Company may find it necessary to disclose certain NTI Trade Secrets to such Submanufacturers.

6.3.1.2

NTI Trade Secrets shall be disclosed only to such Submanufacturers who have been specifically approved in writing by NTI and who have entered into Trade Secrecy Agreements with the Company in a form approved by NTI, but substantially in the form of the Trade Secrecy Agreement set forth in Annex II hereof.

	6.3.1.3	Moreover, only those NTI Trade Secrets which are absolutely essential for the manufacturing activities to be carried on by such Submanufacturers shall be disclosed to them.

6.3.2

The Company shall not transfer ownership, by sale or any other means, of Materials or Masterbatch to any Submanufacturers but rather shall provide Masterbatch to Submanufacturers without charge for the sole purpose of allowing such Submanufacturers to manufacture the Product, incorporating Masterbatch, for the account of the Company.  Upon completion of any order for the Product by a Submanufacturer, the Company shall pay such Submanufacturer for its services and the raw materials provided by the Submanufacturer and so take title to the Product, and shall require the return of any Masterbatch not utilized in the Process.

6.3.3

The Parties hereby agree and acknowledge that NTI is an intended third party beneficiary of the Trade Secrecy Agreements, and that NTI may in its sole discretion, on its own behalf or derivatively and/or on behalf of the Company directly enforce the provisions of the Trade Secrecy Agreements and/or any breach thereof against any and all Agents (as defined in Article 6.3.1 hereof) and/or Submanufacturers (as defined in Article 6.3.1.1 hereof) who have executed same.

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6.4	Remedies in the Event of a Violation of Article 6 hereof

It is understood and recognized by the Company that in the event of any violation by the Company of the provisions of Article 6 hereof, NTI’s remedy at law will be inadequate and NTI will suffer irreparable injury.  Accordingly, the Company consents to injunctive and other appropriate equitable relief in any court of competent jurisdiction in order to protect the NTI Trade Secrets.  Such relief shall be in addition to any other relief to which NTI may be entitled at law or in equity.

ARTICLE 7

7.	COVENANT TO OBSERVE THE DOCTRINE OF “CORPORATE OPPORTUNITY”

7.1	Doctrine of Corporate Opportunity and Observance Thereof

It is the intent of the Parties to this Agreement, the Joint Venture Agreement and to the other Ancillary Agreements to deal exclusively with each other with respect to the commercial, technical and strategic development of the Company’s Business in the Territory.  Consequently, the Parties to each agreement cited above hereby renounce and covenant not to engage in any activity which would either (a) negatively impact on the performance of their duties under the Joint Venture Agreement or the Ancillary Agreements in the Territory, or (b) have the effect of displacing or substituting the Knowhow, Materials, Process, Product or Masterbatch in the Territory; except as agreed to by the Parties in furtherance of the Company’s Business.

7.2	Agreement Not to Divert Resources

The Company, and NTI agree that during the term of this Agreement they shall not, directly or indirectly, in any capacity whatsoever, engage in, own, manage, operate, control, act as a consultant to, have a financial interest in, or otherwise participate in the ownership, licensing, management, operation or control of, a business which would impede, substitute, displace or divert Net Sales of the Product from the Company within the Territory except through the Company in furtherance of the Company’s Business.  During said term neither of such Parties shall in any way, directly or indirectly, divert, take away or interfere with or attempt to divert, take away or interfere with, any of the customers, accounts, suppliers, employees, representatives or patronage of the Company.  In the event that this Agreement is terminated: (i) because of a material Breach of the Joint Venture Agreement by a Party; or (ii) because of a material Breach of any Ancillary Agreement by a Party; (iii) upon the bankruptcy or other adverse condition of a Party as described in Article 8 hereof; (iv) pursuant to Article 9 hereof; (v) or upon a Breach of Articles 6 or 7 hereof, then the Party in Breach or subject to such adverse condition shall continue to be bound by the provisions of this Article 7 for a period of two years following the date of termination, but shall at no time be permitted to use NTI Trade Secrets, as the case may be, for any activity outside the Company.

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7.3	Remedies for Breach of Agreement Not to Divert Resources

It is understood and recognized by the Parties that in the event of a violation of the provisions of Article 7 hereof by a Party, the remedy at law will be inadequate and the Company and the other Parties to the Joint Venture and the Ancillary Agreements shall suffer irreparable injury.  Accordingly, each Party to this Agreement consents to injunctive or other appropriate equitable relief upon the institution of legal proceedings therefor by a non-violating Party.  Such relief shall be in addition to any other relief to which a Party may be entitled at law in equity, which shall include but not be limited to the right of immediate termination of this Agreement.

ARTICLE 8

8.	TERM OF AGREEMENT

8.1	Indefinite Term

This Agreement shall become effective on the Effective Date and shall, unless otherwise terminated in accordance with the provisions hereof, continue in effect indefinitely unless:

	8.1.1	terminated by either Party in accordance with the provisions of Articles 6 or 7 hereof;

	8.1.2	terminated by either Party by reason of a Default of this Agreement by the other Party which has not been cured or remedied in accordance with Article 9 hereof; or

8.1.3

any of the Ancillary Agreements or the Joint Venture Agreement shall be terminated by a Party in accordance with its terms.  In such event this Agreement shall likewise terminate on the same date, without any further act or notice given by a Party hereto.

8.2	Payment of Amounts Due

In the event of termination, each Party shall pay to each other Party all amounts due and owing pursuant to this Agreement prior to the effective date of termination.

8.3	Non-Release of Obligations

The termination of this Agreement shall not release the Parties from their obligations to settle all financial accounts between themselves in cash forthwith. Notwithstanding the termination hereof, each Party shall be responsible for the performance of all of its obligations and responsibilities hereunder up to the effective date of termination.  As provided in Article 6, upon termination of this Agreement NTI Trade Secrets shall continue to be kept secret and confidential.

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ARTICLE 9

9.	DEFAULT

9.1	Default

A Default (“ Default”) hereunder shall exist in the event of:

	9.1.1	Non-payment of funds by one Party to another Party when due and owing; and/or

	9.1.2	A material breach (“Breach”) of any provision of the Joint Venture Agreement or the Ancillary Agreements other than Articles 6 and/or 7 hereof;

	9.1.3	A breach of Articles 6 and/or 7 hereof.

9.2	Remedies upon Default

The remedies available to each Party in an instance of Default by another Party shall be as follows:

9.2.1

If a Party shall fail to make any payments required hereunder after the same are due, (other than due to governmental delays) or if it shall commit a Breach in the performance of, or by failure to observe and comply with, any other material term or provision of this Agreement or any of the Ancillary Agreements to be performed, observed or complied with by it, then the other Party shall have the right to declare a Default and terminate this Agreement unless the Party in Default shall cure such failure to pay, and/or Breach or Default, or cause the same to be cured, within thirty (30) days (fifteen (15) days in case of monetary default) after receipt of written notice from the other Party) provided, however, that if the Party in such Breach commences to cure same within the curative period specified herein, then the right of termination shall be held in abeyance for a reasonable period of time so long as the Party in such Breach proceeds to cure such Default with due diligence.  A Party’s right of termination shall be in addition to and not in limitation of any of his other rights at law or in equity based upon the other Party’s Breach or Default.  Any notice of termination shall stipulate the effective date of termination which shall be not less than three (3) months nor more than six (6) months following the date that such notice is given.

9.2.2

Notwithstanding the forgoing, in the event of a violation of Articles 6 and/or 7 hereof by a Party hereto, each other Party may at its sole discretion terminate this Agreement with immediate effect upon giving notice to the other Parties as provided herein.

9.3	Non-Waiver of Rights

A Party’s failure to terminate this Agreement on account of any Breach or Default by the other Party as provided in Article 9.1 or 9.2 hereof shall in no event constitute or be deemed to constitute a waiver by such Party of its right to terminate this Agreement at any time while any such Breach or Default continues (subject to the provisions of Article 9.2 hereof), or on account of any subsequent Breach or Default by a Party.

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ARTICLE 10.

10.	ARBITRATION

10.1	Arbitration Mandatory

Any of the following disputes which may arise between the Parties during the term of this Agreement, after the termination thereof, or following the liquidation or dissolution of the Company, upon failure by the Parties to amicably resolve same after mutual good faith negotiations, shall be exclusively settled by arbitration:

	10.1.1	a dispute as to whether a Default exists;

	10.1.2	a dispute as to whether a Default entitles the non-defaulting Party to terminate this Agreement;

	10.1.3	a dispute as to the validity of this Article 10;

	10.1.4	a dispute relating to the construction, meaning, interpretation, application or effect of this Agreement or anything contained herein;

	10.1.5	a dispute as to the rights, obligations or liabilities of the Parties hereunder.

Such arbitration proceedings shall be conducted in English and shall be carried on in the City of Brussels or any other place mutually agreeable to the Parties, under the UNCITRAL Arbitration Rules.  In such proceedings, the laws of England shall apply. Judgement upon the award rendered by the arbitrator, including an award concerning the payment of costs, attorneys’ fees, and expenses of the arbitration proceedings, may be entered in any court of competent jurisdiction.  Notwithstanding anything to the contrary set forth in this Agreement, no matter shall be referred to or settled by Arbitration which is:

	(a)	based upon a Party’s violation of the provisions of this Agreement relating to NTI Trade Secrets or Corporate Opportunity, the remedies for which are set forth in Articles 6 and 7 hereof.

	(b)	expressed in this Agreement to be agreed upon by or determined with the consent or approval of both Parties.

10.2	Punitive Damages Excluded

Notwithstanding the foregoing, the prevailing Party in an arbitration proceeding convened hereunder shall be entitled to recover all reasonable damages plus documented costs incurred in pursuing its arbitration claim, including but not limited to legal fees and travel expenses, but shall not be entitled to exemplary or punitive damages.

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ARTICLE 11

11.	GENERAL PROVISIONS

11.1	Benefit of Parties

All of the terms and provisions of this Agreement, and of the Joint Venture Agreement and of the other Ancillary Agreements shall be binding upon the Parties executing same and their respective permitted successors and assigns. Except as expressly provided herein, a Party may not assign its rights and obligations to a third party without the written consent of the other Party; provided, however, that a Party may assign this Agreement and all of its rights hereunder (or a portion of this Agreement and the rights hereunder relating thereto) to, or provide for the performance of all or part of its obligations hereunder by, a Party which controls, is controlled by or is under common control with such Party.  In such event, (i) the assignor shall unconditionally guarantee the performance and obligations of the assignee and shall not be released of its liabilities, obligations and responsibility hereunder and (ii) the assignee shall expressly assume in writing and agree to perform such obligations, liabilities and responsibilities of the assignor.

11.2	Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.3	Cooperation.

During the term of this Agreement, each Party shall cooperate with and assist the other Party in taking such acts as may be appropriate to enable all Parties to effect compliance with the terms of the Joint Venture Agreement and the Ancillary Agreements and to carry out the true intent and purpose thereof.

11.4	Index and Captions.

The captions of the Articles of this Agreement and subsections thereof are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provisions hereof.  Notwithstanding the foregoing, the Definitions set forth in Article 1 hereof shall be incorporated herein as written and made a part hereof.

11.5	Waiver of Compliance.

The Party for whose benefit a warranty, representation, covenant or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other Parties hereto, and any Breach or Defaults hereunder; provided, however. that such waiver shall not affect or impair the waiving Party’s rights in respect to any other covenants, condition, Breach or Default hereunder.

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11.6	Force Majeure.

In the event that a Party is prevented or delayed from performing, fulfilling or completing an obligation provided for in this Agreement as a result of delays caused by strikes, lock-outs, unavailability of materials, acts of God, acts of any national, state or local governmental agency or authority of a foreign government, war, insurrection, rebellion, riot, civil disorder, fire, explosion or the elements, then the time for performance, fulfillment or completion shall be extended for a period not exceeding the number of days by which the same was so delayed.  If a force majeure event shall be in existence for one year or more, then either Party shall have the right to terminate this Agreement at any time thereafter by giving at least thirty (30) days written notice of termination to the other Party, provided that the force majeure event continues to be in effect as of the date that such notice is given.

11.7	Notices.

All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and delivery shall be effective in all respects if delivered (i) by telefax promptly confirmed by letter, (ii) personally, (iii) by registered or certified air mail, postage prepaid, or (iv) by neutral, commercial courier service such as Federal Express, DHL or equivalent, as follows:

If to NTI, to:	Northern Technologies International Corporation
6680 North Highway 49
Lino Lakes, MN 55014
Attention: President
Tel: 612-784-1250
Fax: 612-784-2902

Copy to:	Philip M. Lynch
One Commerce Park Square
23200 Chagrin Blvd.,
Suite 107 Beachwood,
OH 44122 Tel: 216-595-1740
Fax: 216-595-1741

If to the Company:	Zerust (UK) Limited
Meadowfield Avenue
Green Lane Industrial Estate
Spennymoor
Co. Durham
DLI6 6YJ
Attention: Company Secretary
Tel: 01388 420 555
Fax: 01388 420 777

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Copy to:	Taylor Packaging (Bishop Auckland) Limited
Meadowfield Avenue
Green Lane Industrial Estate
Co. Durham
DLI6 6YJ
Tel: 01388 420 555
Fax: 01388 420 777

or to such other address as may be specified in writing by any of the above.

11.8	Entire Agreement

This License Agreement, together with the Joint Venture Agreement and the other Ancillary Agreements and any other documents now or subsequently referred to herein or attached hereto which form a part of this Agreement, contain the entire understanding of the parties hereto.  There are no prior representations, promises, warranties, covenants, agreements or undertakings other than those expressly set forth or provided for in this Agreement, the Joint Venture Agreement and the other Ancillary Agreements, and the same supersede all prior agreements and understandings between the Parties with respect to the relationships and transactions contemplated by this Agreement.

11.9	Validity of Provisions

Should any part of this Agreement, the Joint Venture Agreement, or the other Ancillary Agreements be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect as if such instrument had been executed with the invalid portion thereof eliminated therefrom, it being the intent of the Parties that they would have executed the remaining portion without including any such part or portion which may for any reason be declared invalid.  In the event that a provision of this Agreement, the Joint Venture Agreement, or any other Ancillary Agreement shall be declared to be invalid, then the Parties agree that they shall, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which had been held to be invalid, giving due recognition to the reason for which such provision had been held invalid.

11.10	Governmental Filings

The Company shall be responsible for the preparation and filing of all necessary reports relating to this Agreement and the transactions contemplated hereby with each appropriate government agency in the Territory, and shall maintain all required governmental filings and permits current.  NTI shall provide whatever material and information required of and available to it in connection with the preparation and filing of such reports.

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11.11	Payments

Any payment to be made by the Company to NTI pursuant to any provision of this Agreement shall be made by means of a wire transfer or by means of a deposit to a bona fide bank account as designated by NTI.  NTI shall have the right to specify in writing any bank account to which payments due shall be made.

11.12	Derivative Enforcement

TP may, derivatively for and on behalf of the Company, enforce the terms hereof against NTI, in the event of a material Breach or Default of this Agreement by NTI.  In the event of derivative enforcement hereunder, the matter shall be submitted to arbitration in accordance with the provisions of Article 10 hereof.

11.13	Changes Subject to Approval of TP

The parties to this Agreement shall not change, modify or amend this Agreement in any respect without the prior written consent of TPI.

11.14	Applicable Law

This Agreement shall be read and construed in accordance with and be governed by the laws of England.

11.15	RTPA

No provision of this Agreement, or of any arrangement of which it forms part, by virtue of which such agreement or arrangement is subject to registration under the Restrictive Trade Practices Act 1976, shall take effect until the day after particulars of such agreement or arrangement have been furnished to the Director General of Fair Trading pursuant to that Act. Particulars shall, if necessary, be furnished to the Director General of Fair Trading within three months of the date of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By

ZERUST (UK) LIMITED

By

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ANNEX I

APPROVAL OF NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By its signature hereto Northern Technologies International Corporation approves and agrees to the terms and provisions of this Management and Sales Representation Agreement and the Trade Secrecy Agreement attached hereto, and agrees to be bound thereto to the extent that such terms and provisions are applicable to it, it being understood that Northern Technologies International Corporation shall also have a direct right of action in its own name for the enforcement of the provisions of this Agreement.

TAYLOR PACKAGING (BISHOP AUCKLAND) LIMITED

By

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ANNEX II

TRADE SECRECY AGREEMENT

THIS AGREEMENT, dated this [       ] day of [                    ]

BETWEEN:

(1)

ZERUST (UK) LIMITED a company incorporated under the laws of England and Wales with number 3248266 and whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co Durham. DL 16 6YT (“the Company”);

(2)	[ ] (“the Agent”); and

(3)	NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, a company organised under the laws of the State of Delaware, USA (“NTI”) the principal place of business of which is Lino Lakes, Minnesota, USA.

WHEREAS, the Company is engaged in the development, manufacture, and sale of various products and services and in research work and, in such activities, utilizes secret and confidential techniques, methods, processes, equipment, formulae, customer lists and information;

WHEREAS, the Company receives Technical Assistance and Marketing Support from Northern Technologies International Company (“NTI”) for the Promotion, Sale and Application of polyethylene film and solid material of polyethylene substance in the form of boxes, tubes and other containers utilizing the trademark “ZERUST”‘ in the Territory (the “Product”); and

WHEREAS, the Company and NTI have expended and will continue to expend substantial sums of money to train the Agent in the Company’s business including but not limited to marketing the Product, and without which expenditures the Agent would have no such training in the Company’s business and marketing the Product; and

WHEREAS, the Company and NTI have imparted and will continue to impart to the Agent in the course of his employment and training information pertaining to the Product, certain processes, technical knowhow, marketing and sales techniques, customer identities and other confidential information not now known to the general public, which knowhow and information constitute valuable, proprietary and confidential trade secrets of the Company and NTI;

NOW THEREFORE, in consideration of the employment of the Agent by the Company, the special training with respect to the Company’s business and the Product to be provided to him, and the salary to be paid to the Agent by the Company during the term of his employment, it is agreed as follows:

1.

The Agent agrees that during his employment by the Company and for so long thereafter as the same has not (other than a result of disclosure by the Company) entered the public domain, he will not, without the prior written consent of the Company and NTI, (i) use outside of the service of the Company or (ii) disclose or divulge to anyone other than persons designated by the Company, any of the following:

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a.

any knowledge or information of a confidential nature acquired by him with respect to the trade secrets of NTI including, but not limited to, process, techniques, research, methods technology, equipment, formulae, pricing, cost data, technical knowhow, memoranda, marketing/sales strategy, promotion, suppliers and customers which he now knows or other confidential information of the Company or NTI, knowledge of which is acquired by the Agent during the term of his employment by the Company (collectively, “Trade Secrets”).

	b.	any of the unpublished records, books of account, documents, letters, diagrams, computer disks, papers or memoranda of NTI or (collectively “Internal Data”).

2.	The Agent shall at no time copy, remove from their proper location, or retain without the Company’s prior written consent, the originals or copies of such Trade Secrets or Internal Data.

3.

The Agent shall not, for a period of three (3) years subsequent to the termination of his employment with the Company for any reason, compete, directly or indirectly (whether as an employee, partner, investor, shareholder or director), or accept any employment with any person or company competing with the Company in the marketing, sale of manufacturing of the Product or products similar thereto in any place in the Territory which are competitive in nature to the business of the Company, if such employment would in its inherent nature require the Agent to utilize any of the Trade Secrets, Internal Data or portions thereof.

4.

The Agent and the Company hereby agree and acknowledge that NTI is an intended beneficiary of this Trade Secrecy Agreement and that NTI shall have the incontroversible right to enforce this Trade Secrecy Agreement independently of the Company, if NTI, in its sole judgement, chooses to do so, and may proceed directly against the Agent for any breach of the Agent’s obligations hereunder to the full extent of the law.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a Deed on the day and year first above written.

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ANNEX 4

TECHNICAL ASSISTANCE AND MARKETING SUPPORT AGREEMENT

TECHNICAL ASSISTANCE AND
MARKETING SUPPORT AGREEMENT

BY AND BETWEEN

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

AND

ZERUST (UK) LIMITED

DATED AS OF               DECEMBER 1996

TECHNICAL ASSISTANCE AND MARKETING SUPPORT AGREEMENT

THIS AGREEMENT is made the                day of December 1996

BETWEEN

(1)	NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, whose principal office is located in Lino Lakes, Minnesota, U.S.A., (hereinafter “NTI”); and

(2)

ZERUST (UK) LIMITED a company incorporated in England and Wales with registered number 3248266 whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co. Durham, DLl6 6YJ (hereinafter the “Company”).

ARTICLE 1.

1.	DEFINITIONS

For the purposes of this Agreement, the following definitions of terms shall apply:

1.1	Ancillary Agreements

The following are the Ancillary Agreements and the Parties thereto:

1.1.1	Management and Sales Representation Agreement between TP and the Company (“Management Agreement”);

1.1.2	License Agreement between NTI and the Company (“License Agreement”); and

1.1.3	Technical Assistance and Marketing Support Agreement between NTI and the Company (“Technical Assistance Agreement”)

and “Ancillary Agreement” shall be construed accordingly.

1.2	At Cost

Without profit component of any kind, direct or indirect, to the particular Party in the given case (although nothing herein shall preclude such Party from recovering all costs - direct and indirect - arising out of any transaction with the prescription “At Cost”).

1.3	Change of Control

Any change in ownership, management, control or scope of business activities of a Party which could affect the performance of the duties and/or obligations of such Party under the Joint Venture Agreement or any of the Ancillary Agreements.

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1.4	Company or Joint Venture

Zerust (UK) Limited, being that entity created in the Territory by the Parties pursuant to the Joint Venture Agreement to conduct the Company’s Business.

1.5	Company’s Business

The Company’s Business shall be the manufacturing, marketing and distribution of Product in the Territory.

1.6	Completion

Means completion of the Joint Venture Agreement in accordance with its terms. “Completed” shall be construed accordingly.

1.7	Effective Date

The date upon which the Joint Venture Agreement is Completed.

1.8	Joint Venture Agreement or Agreement

That certain Joint Venture Agreement by and between Northern Technologies International Corporation, 6680 North Highway 49, Lino Lakes, Minnesota 55014, (“NTI”) and TP for the formation and governance of a new entity under the laws of England in the form of a company (the “Company”), which shall be known as Zerust (UK) Limited.

1.9	Knowhow

The technology, formulae, methods and procedures developed by NTI at considerable expense over a period of many years, which are unique in nature and essential or useful in the proper use and application of the Process, together with all improvements and modifications with respect thereto.

1.10	Masterbatch

Any formulation of the Materials which shall be designated by NTI as appropriate to be applied to the specific requirements for corrosion protection, as afforded by the Product, of a known customer desirous of protecting an identified object (or objects) which are to be subjected to an anticipated certain range of corrosive influences.  In addition to Materials, Masterbatch shall generally also contain other substances for the purpose of facilitating the manufacture of Product utilizing the Process.

1.11	Materials

The constituent materials and chemicals of one or more formulations developed by NTI under strict quality controls which are required for utilization of the Process.

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1.12	Net Sales

The total proceeds from the sale of Product within the Territory by the Company in normal, bona fide commercial transactions on an arm’s length basis to, by, with, or through an entity which is not affiliated to any Party of this Agreement, less the following items: (i) sales discounts (including sales rebates); (ii) sales returns; (iii) shipping and transaction costs, such as Value Added Tax, CIF charges and packaging expenses; and (iv) sales commissions to third parties.

1.13	NTI Affiliates

All entities and/or individuals with which NTI has a joint venture relationship, similar in character and style but not necessarily identical to the relationship created by the Joint Venture Agreement and the Ancillary Agreements, or another form of alliance, for the development, manufacture, promotion, marketing, sales and applications engineering of the Product, Materials, Knowhow and/or Process anywhere in the world and “NTI Affiliate” shall be construed accordingly.

1.14	NTI Intellectual Property Rights

The Knowhow, Materials, Process, NTI Trade Secrets, Product, Masterbatch and Trademark, collectively, as such currently exist and shall hereinafter be modified, developed and/or acquired by NTI.

1.15	NTI Trade Secrets

All information deemed and designated confidential, both in the Joint Venture Agreement and in the Ancillary Agreements and hereafter, including but not limited to information regarding the Product, Knowhow, Process, Materials, Masterbatch, technology, customers, research, techniques, processes, applications, formulae, cost data, customer lists, suppliers, competition, marketing strategy, supply relationships, costs and cost accounting, memoranda, diagrams, pictures, computer software and programs and records contained therein, sales information, financial information, costs, pricing data and profits, relating to the business of NTI, the Company and NTI Affiliates (as hereinafter defined) both in the Territory and elsewhere.

1.16	Parties

The Parties to the Joint Venture Agreement and/or the Ancillary Agreements, their successors and permitted assigns and “Party” shall be construed accordingly.

1.17	Process

The procedure utilizing the Knowhow for the manufacture of polyethylene materials with corrosion inhibiting properties derived from the Materials as developed and specified by NTI, together with any improvements and modifications of the corrosion inhibiting technology as it relates directly to the manufacture of corrosion inhibiting polyethylene materials, together with future technology, knowledge and product development which is useful in the manufacture of the Product.

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1.18	Product

Corrosion inhibiting polyethylene film and solid material of polyethylene in the form of boxes, tubes and other containers manufactured by means of the Process, incorporating the Materials and utilizing the Trademark.

1.19	Territory

The United Kingdom.

1.20	TP

Taylor Packaging (Bishop Auckland) Limited, a company incorporated in England and Wales with registered number 01999397 whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co. Durham, DLl6 6YJ.

1.21	Trademark

The names and style “ZERUST”, “THE ZERUST PEOPLE”, and the colour yellow in relation thereto (which, in each case, are the subject of Community Trade Mark applications) which includes trade literature, technical specifications and application instructions, and promotional material pertaining thereto.

ARTICLE 2.

2.	RESPONSIBILITIES OF NTI WITH RESPECT TO PROVIDING TECHNICAL ASSISTANCE TO THE COMPANY

2.1	Technical Assistance

NTI shall, at the Company’s request, provide the Company with technical advice, applications engineering, support in manufacturing the Product, and assistance in responding to inquiries and problems of customers in the Territory.

2.2	Development of New Applications

NTI shall continue its efforts to expand the range of applications of the Product and shall make the results of all such efforts available to the Company.

2.3	Assistance by NTI in the Manufacturing of the Product in the Territory

NTI shall provide assistance and training as may reasonably be required by the Company to facilitate the manufacture of the Product in the Territory.  This shall include training of the Company’s Agents or Submanufacturers (as set forth in Article 5 hereof) at a location to be mutually determined.

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2.4	Source of Materials

The parties recognize that the Materials consist of a unique, proprietary and secret combination of chemicals which has been developed by NTI and which chemicals are prepared, mixed and combined prior to shipment in the form of Masterbatch; and that the Masterbatch is essential in order for the Process to work safely and effectively.  Accordingly, in order to ensure proper quality control, NTI agrees to sell to the Company, at the Company’s request, and the Company agrees to purchase from NTI, such Materials and/or Masterbatch as may be necessary to carry out the Company’s Business.  Alternatively, the Company may purchase Materials and/or Masterbatch from any other NTI Affiliate or external bona fide supplier, provided that NTI has approved the quality and reliability of such materials and such supplier.

2.4.1

Terms of Trade for Materials.  Shipments of the Materials and/or Masterbatch by NTI to the Company and the terms of sale thereof will be pursuant to and in accordance with the Terms of Sale set forth in Schedule A hereto.  The initial price schedule for the Materials and Masterbatch is also set forth in Schedule A. Materials and/or Masterbatch purchased from NTI shall be paid at the head office of NTI or at any other place designated by NTI in the currency invoiced within thirty (30) days following receipt by the Company of such Materials and/or Masterbatch at its principal place of business or at such other places in the Territory as shall be designated by the Company in the purchase order issued with respect thereto.

2.4.2	Material Safety Data Sheets. NTI shall provide the Company with Material Safety Data Sheets for all Materials and Masterbatch provided by NTI to the Company.

2.4.3

Product Liability Insurance.  NTI warrants to the Company that NTI presently carries product liability insurance (as set out in Schedule B hereto).  The product liability coverage under the Policy extends solely to the Materials and Masterbatch manufactured by NTI and provided by NTI to the Company.  As of the Effective Date hereof, the pro rata charge to the Company by NTI for the Product Liability Insurance Coverage on the Materials and Masterbatch provided to the Company by NTI shall be incorporated within the compensation to be paid to NTI pursuant to Article 4.2 hereof for services, performed hereunder; any subsequent adjustment in the premium of the coverage for Product Liability Insurance may, however, necessitate a separate additional charge therefor to the Company by NTI in the future.

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2.5	Availability of Laboratory Test Facilities

NTI shall make its Laboratory Test Facilities reasonably available to the Company, without charge to the Company, for the purposes of analyzing the specific corrosion prevention requirements of customers and/or potential customers for the Product, which customers shall have been identified by the Company in the Territory, on a schedule to be mutually determined.  In the course of the technical analysis and testing procedures conducted in the Laboratory Test Facilities of NTI, NTI shall use reasonable efforts to determine whether the NTI Intellectual Property Rights can be utilized effectively to meet, in whole or in part, the specific requirements for corrosion inhibiting technology posed by the customers or prospective customers for the applications specified.  Various different Materials and Masterbatch formulations may be tested in this process.  NTI shall inform the Company as to the results of the analysis performed and tests conducted in each such case as promptly as practicable.  All of the concepts, analyses and results of such analyses and testing procedures shall be and remain the sole property of NTI, without any additional fee or cost to it, subject to the provisions of this Agreement and the Licence Agreement in the event a Product is developed.  Notwithstanding the foregoing, if greater demands on the Laboratory Test Facilities of NTI are posed by the Company than demands for such support posed by other NTI Affiliates of the same approximate size and scope, NTI may not be required to perform the requested services unless the Company agrees to the payment of a reasonable charge therefor.

ARTICLE 3.

3.	RESPONSIBILITIES OF NTI WITH RESPECT TO PROVIDING MARKETING SUPPORT TO THE COMPANY

3.1	Marketing Support

NTI shall, at the Company’s request, provide the Company with assistance in marketing the Product in the Territory and in responding to inquiries and problems of customers.

3.2	Improvements in Marketing

NTI shall also continue its efforts to improve the marketing techniques and the customer base for the Product, and shall make any tangible results of all such efforts available to the Company.

3.3	Sales Promotion

NTI shall provide support and assistance in the sales promotion and advertising efforts of the Company.  NTI shall provide text, photographs, artwork and mats NTI has developed for its own proprietary Sales Promotion Tools to the Company at cost; upon the Company’s request.

3.4	Participation in Trade Fairs

At the Company’s request, and upon mutual agreement as to timing, cost and scope, NTI shall provide support to the Company in preparing, designing and staffing the Company’s booth at appropriate Trade Fairs to promote the Product in the Territory.

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3.5	Customer Lists

NTI shall identify international companies working in the Territory which have become users of the Product in the United States and in the respective territories of other NTI Affiliates, and provide such customer lists to the Company for use in the Territory.

3.6	Joint Sales Calls

Upon mutual agreement, proper advance planning and identification of suitable prospects, NTI management shall make sales calls in the Territory with the Company’s sales staff to promote the Product.

ARTICLE 4.

4.	PAYMENTS TO NTI FOR TECHNICAL ASSISTANCE AND MARKETING SUPPORT TO THE CORPORATION

4.1	Basis for Payments

The Company shall make payments to NTI which are provided for in this Article 4 in consideration of the services performed by NTI as set forth in Articles 2 and 3 hereof.  Such payments shall be made throughout the full term of this Technical Assistance and Marketing Support Agreement as compensation for the services set forth above and duly provided by NTI.

4.2	Amount of Payments

The Company shall pay to NTI an amount equal to seven and one-half percent (7.5%) of Net Sales from the Company’s Business.  Payments shall be paid in United States Dollars to an account or accounts as may be designated by NTI from time to time.

4.3	When a Sale is Deemed to Occur

A sale shall be deemed to have occurred when Product as been billed, (if applicable) and delivered to and paid for by a customer.

4.4	Support Year

The term “Support Year” shall mean any twelve (12) month period ending on August 31, except that the first Support Year shall commence on the Effective Date.

4.5	Statements to NTI

Within thirty (30) days after the last day of each quarterly period in each Support Year, the Company shall:

4.5.1

Prepare and deliver to NTI a complete and accurate statement setting forth for the quarter just ended and separately and cumulatively for and with respect to all elapsed quarterly periods for the Support Year:

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4.5.1.1

The total amount of Net Sales (broken down in reasonable detail by individual products and customers and showing all costs and discounts leading to the establishment of the Net Sales figure for each customer); and

4.5.1.2	The total amount of the compensation on such Net Sales (computed as hereinbefore provided) payable hereunder to NTI for its services with respect to Technical Assistance and Marketing Support.

4.5.2	Pay to NTI the full amount of the royalties to which it is entitled for and with respect to the period or periods of the Support Year covered by the statement(s) provided for in Article 4.5.1 hereof.

4.6	Books and Records

The Company covenants and agrees:

4.6.1

That it will keep complete and accurate records and books of account showing the amount of billings to customers and the amount of deductions therefrom in arriving at Net Sales and all additional data and information which may be reasonably necessary to enable NTI or NTI’s independent accountants to verify the completeness and accuracy for each item of information which the Company is required to set forth in each of the statements referred to in Article 4.5.1;

4.6.2

That it will keep all such records and books of account at its principal office and will preserve each such records and books of account for a period of not less than three (3) years from and after the date on which such records or the last entry in such books of account was made, whichever shall be later; and

4.6.3

That it will make such records, books of account, data and information available to NTI’s representatives and to NTI’s independent accountants and will give to such representative or accountants free and complete access, at any reasonable time or times, to all such records, books of account, data and information, for the purposes of examining the same and verifying the completeness and accuracy of each item of information which the Company is required to set forth in each of the statements referred to in Article 4.5.1 hereof.  In addition, NTI shall have the right to make copies of any of the foregoing.  The Company’s auditors shall in the ordinary course of business provide written confirmation and certification to NTI, at least annually, of the data to be supplied to NTI pursuant to Article 4.5.1 hereof.  The cost of such reports shall be borne by the Company.  In the event that NTI shall cause its representatives to confirm or verify the accuracy of the data supplied by the Company, then the costs and fees of such representatives shall be borne by NTI unless such representatives shall determine, to the satisfaction of the Company’s auditors, that there is an understatement in the reporting of Net Sales of five (5%) or more, in which event the costs and fees of NTI’s representatives and/or accountants shall be borne by the Company.

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ARTICLE 5.

5.	PROTECTION OF NTI TRADE SECRETS

5.1	Recognition of NTI Trade Secrets

The Company acknowledges and agrees that (i) NTI Intellectual property Rights; (ii) other information deemed confidential by NTI and designated herein and hereafter relating to the business of NTI, of the Company, and of NTI Affiliates, both in the Territory and elsewhere, including but not limited to applications of NTI Intellectual Property Rights, cost data and cost accounting, customer lists, competition, marketing strategy, supply relationships, memoranda, diagrams, pictures, computer software and programs as well as records contained therein, sales information, financial information, pricing data and margins are also included within the definition of NTI Trade Secrets set forth in Article 1.15 hereof and constitute valuable property rights of NTI and NTI Affiliates.

5.2	Protection of NTI Trade Secrets

The Company agrees that during the term of this Agreement, as well as following its termination and for all times thereafter, it shall keep secret and confidential all NTI Trade Secrets which it now knows or may hereafter come to know as a result of the Joint Venture Agreement and Ancillary Agreements.  NTI Trade Secrets shall not be disclosed by the Company to third parties and shall be kept secret and confidential except (i) to the extent that the same have entered into the public domain by means other than the improper actions of the Company or (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body.  If an NTI Trade Secret shall be in the public domain as the result of an act by the Company or any Agent (as hereinafter defined) thereof, then the Company shall nevertheless continue to keep such NTI Trade Secrets secret and inviolate.

5.3	Protection of NTI Trade Secrets by Agents (as hereinafter defined) and Submanufacturers (as hereinafter defined) of the Company

Neither the Company, nor its Agents (as hereinafter defined), nor its Submanufacturers (as hereinafter defined) shall at any time copy, remove from their proper location, or retain without NTI’s prior written consent, the originals or copies of any NTI Trade Secrets or of any of the unpublished records, books of account, documents, letters, diagrams, computer disks, papers or memoranda of NTI or the Company.  It is understood that from time to time it may be necessary that certain of the foregoing items be copied or removed from their location; however, this shall be done subject to the requirement of this Article that the original material be returned to its proper location as soon as possible and that the confidential nature and integrity of the foregoing as NTI Trade Secrets be strictly maintained both as to original documents and copies thereof.

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5.3.1

Insofar as the officers, employees and consultants of the Company (herein collectively “Agents”) who come in contact with NTI Trade Secrets are concerned, the Company shall cause such Agents to enter into NTI Trade Secrecy Agreements substantially in the form of Annex II to this Agreement.  The Company shall exert its best efforts to cause its Agents to adhere to and to abide by the provisions, restrictions and limitations of the Trade Secrecy Agreements which efforts shall include the institution and prosecution of appropriate litigation if such be necessary and desirable.

5.3.1.1

To the extent that the Company provides Masterbatch to Submanufacturers.  In requisite quantities to allow such Submanufacturers to manufacture the Product in the Territory in such volumes and forms as may be required for the Company’s Business (“Submanufacturers”), it is understood that the Company may find it necessary to disclose certain NTI Trade Secrets to such Submanufacturers.

5.3.1.2

NTI Trade Secrets shall be disclosed only to such Submanufacturers who have been specifically approved in writing by NTI and who have entered into Trade Secrecy Agreements with the Company in a form approved by NTI, but substantially in the form of the Trade Secrecy Agreement set forth in Annex II hereof

5.3.1.3	Moreover, only those NTI Trade Secrets which are absolutely essential for the manufacturing activities to be carried on by such Submanufacturers shall be disclosed to them.

5.3.2

The Company shall not transfer ownership, by sale or any other means, of Materials or Masterbatch to any Submanufacturers but rather shall provide Masterbatch to Submanufacturers without charge for the sole purpose of allowing such Submanufacturers to manufacture the Product, incorporating Masterbatch, for the account of the Company.  Upon completion of any order for the Product by a Submanufacturer, the Company shall pay such Submanufacturer for its services and the raw materials provided by the Submanufacturer and so take title to the Product, and shall require the return of any Masterbatch not utilized in the Process.

5.3.3

The Parties hereby agree and acknowledge that NTI is an intended third party beneficiary of the Trade Secrecy Agreements, and that NTI may in its sole discretion, on its own behalf or derivatively and/or on behalf of the Company directly enforce the provisions of the Trade Secrecy Agreements and/or any breach thereof against any and all Agents (as defined in Article 5.3.1 hereof) and/or Submanufacturers (as defined in Article 5.3.1.1 hereof) who have executed same.

5.4	Remedies in the Event of a Violation of Article 5 hereof

It is understood and recognized by the Company that in the event of any violation by the Company of the provisions of Article 5 hereof, NTI’s remedy at law will be inadequate and NTI will suffer irreparable injury.  Accordingly, the Company consents to injunctive and other appropriate equitable relief in any court of competent jurisdiction in order to protect the NTI Trade Secrets. Such relief shall be in addition to any other relief to which NTI may be entitled at law or in equity.

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ARTICLE 6.

6.	COVENANT TO OBSERVE THE DOCTRINE OF “CORPORATE. OPPORTUNITY”

6.1	Doctrine of Corporate Opportunity and Observance Thereof

It is the intent of the Parties to this Agreement, the Joint Venture Agreement and to the other Ancillary Agreements to deal exclusively with each other with respect to the commercial, technical and strategic development of the Company’s Business in the Territory.  Consequently, the Parties to each agreement cited above hereby renounce and covenant not to engage in any activity which would either (a) negatively impact on the performance of their duties under the Joint Venture Agreement or the Ancillary Agreements in the Territory, or (b) have the effect of displacing or substituting the Knowhow, Materials, Process, Product or Masterbatch in the Territory; except as agreed to by the Parties in furtherance of the Company’s Business.

6.2	Agreement Not to Divert Resources

The Company and NTI agree that during the term of this Agreement they shall not, directly or indirectly, in any capacity whatsoever, engage in, own, manage, operate, control, act as a consultant to, have a financial interest in, or otherwise participate in the ownership, licensing, management, operation or control of, a business which would impede, substitute, displace or divert Net Sales of the Product from the Company within the Territory except through the Company in furtherance of the Company’s Business.  During said term neither of such Parties shall in any way, directly or indirectly, divert, take away or interfere with or attempt to divert, take away or interfere with, any of the customers, accounts, suppliers, employees, representatives or patronage of the Company.  In the event that this Agreement is terminated: (i) because of a material Breach of the Joint Venture Agreement by a Party; or (ii) because of a material Breach of any Ancillary Agreement by a Party; (iii) upon the bankruptcy or other adverse condition of a Party as described in Article 7 hereof; (iv) pursuant to Article 8 hereof; (v) or upon a Breach of Articles 5 or 6 hereof, then the Party in Breach or subject to such adverse condition shall continue to be bound by the provisions of this Article 6 for a period of two years following the date of termination, but shall at no time be permitted to use NTI Trade Secrets, as the case may be, for any activity outside the Company.

6.3	Remedies for Breach of Agreement Not to Divert Resources

It is understood and recognized by the Parties that in the event of a violation of the provisions of Article 6 hereof by a Party, the remedy at law will be inadequate and the Company and the other Parties to the Joint Venture and the Ancillary Agreements shall suffer irreparable injury.  Accordingly, each Party to this Agreement consents to injunctive or other appropriate equitable relief upon the institution of legal proceedings therefor by a non-violating Party.  Such relief shall be in addition to any other relief to which a Party may be entitled at law in equity, which shall include but not be limited to the right of immediate termination of this Agreement.

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ARTICLE 7.

7.	TERM OF AGREEMENT

7.1	Indefinite Term

This Agreement shall become effective on the Effective Date and shall, unless otherwise terminated in accordance with the provisions hereof, continue in effect indefinitely unless:

7.1.1	terminated by either Party in accordance with the provisions of Articles 13, 14 and/or 15 hereof;

7.1.2	terminated by either Party by reason of a Default of this Agreement by the other Party which has not been cured or remedied in accordance with Article 18 hereof; or

7.1.3

any of the Ancillary Agreements or the Joint Venture Agreement shall be terminated by a Party in accordance with its terms. In such event this Agreement shall likewise terminate on the same date, without any further act or notice given by a Party hereto.

7.2	Payment of Amounts Due

In the event of termination, each Party shall pay to each other Party all amounts due and owing pursuant to this Agreement prior to the effective date of termination.

7.3	Non-Release of Obligations

The termination of this Agreement shall not release the Parties from their obligations to settle all financial accounts between themselves in cash forthwith. Notwithstanding the termination hereof, each Party shall be responsible for the performance of all of its obligations and responsibilities hereunder up to the effective date of termination.  As provided in Article 5 hereof, upon termination of this Agreement NTI Trade Secrets shall continue to be kept secret and confidential.

ARTICLE 8.

8.	DEFAULT

8.1	Default

A Default (“Default”) hereunder shall exist in the event of:

8.1.1	Non-payment of funds by one Party to another Party when due and owing; and/or

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8.1.2	A material breach (“Breach”) of any provision of the Joint Venture Agreement or the Ancillary Agreements other than Articles 5 or 6 hereof;

8.1.3	A breach of Articles 5 or 6 hereof.

8.2	Remedies upon Default

The remedies available to each Party in an instance of Default by another Party shall be as follows:

8.2.1

If a Party shall fail to make any payments required hereunder after the same are due, (other than due to governmental delays) or if it shall commit a Breach in the performance of, or by failure to observe and comply with, any other material term or provision of this Agreement or any of the Ancillary Agreements to be performed, observed or complied with by it, then the other Party shall have the right to declare a Default and terminate this Agreement unless the Party in Default shall cure such failure to pay, and/or Breach or Default, or cause the same to be cured, within thirty (30) days (fifteen (15) days in case of monetary default) after receipt of written notice from the other Party) provided, however, that if the Party in such Breach commences to cure same within the curative period specified herein, then the right of termination shall be held in abeyance for a reasonable period of time so long as the Party in such Breach proceeds to cure such Default with due diligence.  A Party’s right of termination shall be in addition to and not in limitation of any of his other rights at law or in equity based upon the other Party’s Breach or Default.  Any notice of termination shall stipulate the effective date of termination which shall be not less than three (3) months nor more than six (6) months following the date that such notice is given.

8.2.2

Notwithstanding the forgoing, in the event of a violation of Articles 5 or 6 hereof by a Party hereto, each other Party may at its sole discretion terminate this Agreement with immediate effect upon giving notice to the other Parties as provided herein.

8.3	Non-Waiver of Rights

A Party’s failure to terminate this Agreement on account of any Breach or Default by the other Party as provided in Article 8.1 or 8.2 hereof shall in no event constitute or be deemed to constitute a waiver by such Party of its right to terminate this Agreement at any time while any such Breach or Default continues (subject to the provisions of Article 8.2 hereof), or on account of any subsequent Breach or Default by a Party.

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ARTICLE 9.

9.	ARBITRATION

9.1	Arbitration Mandatory

Any of the following disputes which may arise between the Parties during the term of this Agreement, after the termination thereof, or following the liquidation or dissolution of the Company, upon failure by the Parties to amicably resolve same after mutual good faith negotiations, shall be exclusively settled by arbitration:

9.1.1	a dispute as to whether a Default exists;

9.1.2	a dispute as to whether a Default entitles the non-defaulting Party to terminate this Agreement;

9.1.3	a dispute as to the validity of this Article 9;

9.1.4	a dispute relating to the construction, meaning, interpretation, application or effect of this Agreement or anything contained herein;

9.1.5	a dispute as to the rights, obligations or liabilities of the Parties hereunder.

Such arbitration proceedings shall be conducted in English and shall be carried on in the City of Brussels or any other place mutually agreeable to the Parties, under the UNCITRAL Arbitration Rules.  In such proceedings, the laws of England shall apply.  Judgment upon the award rendered by the arbitrator, including an award concerning the payment of costs, attorneys’ fees, and expenses of the arbitration proceedings, may be entered in any court of competent jurisdiction.  Notwithstanding anything to the contrary set forth in this Agreement, no matter shall be referred to or settled by Arbitration which is:

(a)	based upon a Party’s violation of the provisions of this Agreement relating to NTI Trade Secrets or Corporate Opportunity, the remedies for which are set forth in Articles 5 and 6 hereof.

(b)	expressed in this Agreement to be agreed upon by or determined with the consent or approval of both Parties.

9.2	Punitive Damages Excluded

Notwithstanding the foregoing, the prevailing Party in an arbitration proceeding convened hereunder shall be entitled to recover all reasonable damages plus documented costs incurred in pursuing its arbitration claim, including but not limited to legal fees and travel expenses, but shall not be entitled to exemplary or punitive damages.

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ARTICLE 10

10.	GENERAL PROVISIONS

10.1	Benefit of Parties

All of the terms and provisions of this Agreement, and of the Joint Venture Agreement and of the other Ancillary Agreements shall be binding upon the Parties executing same and their respective permitted successors and assigns.  Except as expressly provided herein, a Party may not assign its rights and obligations to a third party without the written consent of the other Party; provided, however, that a Party may assign this Agreement and all of its rights hereunder (or a portion of this Agreement and the rights hereunder relating thereto) to, or provide for the performance of all or part of its obligations hereunder by, a Party which controls, is controlled by or is under common control with such Party.  In such event, (i) the assignor shall unconditionally guarantee the performance and obligations of the assignee and shall not be released of its liabilities, obligations and responsibility hereunder and (ii) the assignee shall expressly assume in writing and agree to perform such obligations, liabilities and responsibilities of the assignor.

10.2	Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.3	Cooperation

During the term of this Agreement, each Party shall cooperate with and assist the other Party in taking such acts as may be appropriate to enable all Parties to effect compliance with the terms of the Joint Venture Agreement and the Ancillary Agreements and to carry out the true intent and purpose thereof.

10.4	Index and Captions

The captions of the Articles of this Agreement and subsections thereof are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provisions hereof.  Notwithstanding the foregoing, the Definitions set forth in Article 1 hereof shall be incorporated herein as written and made a part hereof.

10.5	Waiver of Compliance

The Party for whose benefit a warranty, representation, covenant or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other Parties hereto, and any Breach or Defaults hereunder; provided, however, that such waiver shall not affect or impair the waiving Party’s rights in respect to any other covenants, condition, Breach or Default hereunder.

15

10.6	Force Majeure

In the event that a Party is prevented or delayed from performing, fulfilling or completing an obligation provided for in this Agreement as a result of delays caused by strikes, lockouts, unavailability of materials, acts of God, acts of any national, state or local governmental agency or authority of a foreign government, war, insurrection, rebellion, riot, civil disorder, fire, explosion or the elements, then the time for performance, fulfillment or completion shall be extended for a period not exceeding the number of days by which the same was so delayed.  If a force majeure event shall be in existence for one year or more, then either Party shall have the right to terminate this Agreement at any time thereafter by giving at least thirty (30) days written notice of termination to the other Party, provided that the force majeure event continues to be in effect as of the date that such notice is given.

10.7	Notices

All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and delivery shall be effective in all respects if delivered (i) by telefax promptly confirmed by letter, (ii) personally, (iii) by registered or certified air mail, postage prepaid, or (iv) by neutral, commercial courier service such as Federal Express, DHL or equivalent, as follows:

If to NTI, to:	Northern Technologies International Corporation 6680 North Highway 49 Lino Lakes, MN 55014 Attention: President Tel: 612-784-1250 Fax: 612-784-2902

Copy to:	Philip M. Lynch One Commerce Park Square 23200 Chagrin Blvd., Suite 107 Beachwood, OH 44122 Tel: 216-595-1740 Fax: 216-595-1741

If to the Company:	Zerust (UK) Limited Meadowfield Avenue Green Lane Industrial Estate Spennymoor Co. Durham DLI6 6YJ Attention: Company Secretary Tel: 01388 420 555 Fax: 01388 420 777

Copy to:	Taylor Packaging (Bishop Auckland) Limited Meadowfield Avenue Green Lane Industrial Estate Spennymoor Co. Durham DLI6 6YJ Tel: 01388 420 555 Fax: 01388 420 777

16

or to such other address as may be specified in writing by any of the above.

10.8	Entire Agreement

This Technical Assistance and Marketing Support Agreement, together with the Joint Venture Agreement and the other Ancillary Agreements and any other documents now or subsequently referred to herein or attached hereto which form a part of this Agreement, contain the entire understanding of the parties hereto.  There are no prior representations, promises, warranties, covenants, agreements or undertakings other than those expressly set forth or provided for in this Agreement, the Joint Venture Agreement and the other Ancillary Agreements, and the same supersede all prior agreements and understandings between the Parties with respect to the relationships and transactions contemplated by this Agreement.

10.9	Validity of Provisions

Should any part of this Agreement, the Joint Venture Agreement, or the other Ancillary Agreements be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect as if such instrument had been executed with the invalid portion thereof eliminated therefrom, it being the intent of the Parties that they would have executed the remaining portion without including any such part or portion which may for any reason be declared invalid.  In the event that a provision of this Agreement, the Joint Venture Agreement, or any other Ancillary Agreement shall be declared to be invalid, then the Parties agree that they shall, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which had been held to be invalid, giving due recognition to the reason for which such provision had been held invalid.

10.10	Governmental Filings

The Company shall be responsible for the preparation and filing of all necessary reports relating to this Agreement and the transactions contemplated hereby with each appropriate government agency in the Territory, and shall maintain all required governmental filings and permits current.  NTI shall provide whatever material and information required of and available to it in connection with the preparation and filing of such reports.

17

10.11	Payments

Any payment to be made by the Company to NTI pursuant to any provision of this Agreement shall be made by means of a wire transfer or by means of a deposit to a bona fide bank account as designated by NTI.  NTI shall have the right to specify in writing any bank account to which payments due shall be made.

10.12	Derivative Enforcement

TP may, derivatively for and on behalf of the Company, enforce the terms hereof against NTI in the event of a material Breach or Default of this Agreement by NTI.  In the event of derivative enforcement hereunder, the matter shall be submitted to arbitration in accordance with the provisions of Article 9 hereof.

10.13	Changes Subject to Approval of

The parties to this Agreement shall not change, modify or amend this Agreement in any respect without the prior written consent of TP.

10.14	Applicable Law

This Agreement shall be read and construed in accordance with and be governed by the laws of England.

10.15	RTPA

No provision of this Agreement, or of any arrangement of which it forms part, by virtue of which such agreement or arrangement is subject to registration under the Restrictive Trade Practices Act 1976, shall take effect until the day after particulars of such agreement or arrangement have been furnished to the Director General of Fair Trading pursuant to that Act.  Particulars shall, if necessary, be furnished to the Director General of Fair Trading within three months of the date of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By

ZERUST (UK) LIMITED

By

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ANNEX I

APPROVAL OF TAYLOR PACKAGING (BISHOP AUCKLAND) LIMITED

By its signature hereto Taylor Packaging (Bishop Auckland) Limited approves and agrees to the terms and provisions of this License Agreement and the Trade Secrecy Agreement attached hereto, and agrees to be bound thereto to the extent that such terms app provisions are applicable to it, it being understood that Taylor Packaging (Bishop Auckland) Limited shall also have a direct right of action in its own name for the enforcement of the provisions of this Agreement.

TAYLOR PACKAGING (BISHOP
AUCKLAND) LIMITED

By

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SCHEDULE A

MASTERBATCH PRICING & TERMS OF TRADE

as of 20 November, 1996

Masterbatch	Color	Protection	J. V. Price

PAY4733	Yellow	Ferrous Metals	US$7.06/1b

CLR 10227	Clear	Ferrous Metals	US$7.06/lb

MM61453	Clear	Multimetal	US$11.06/1b

(w/o Sodium Nitrite)

MM62321	Clear	Multimetal	US$11.06/1b

(low odor)

NFC60222	Clear	Nonferrous Metals	US$11.06/1b

Masterbatches are packaged in 40 lb bags.

Trade terms are net 30 days.

Notice of changes contemplated by NTI for masterbatch prices will be sent to all joint ventures prior to effecting the change.

20

SCHEDULE B

21

FOREIGN LIABILITY POLICY

General Liability and Automobile Coverage Section

Insurance Company:	CIGNA

Policy Number:	PHF018946

Policy Period:	4/23/96 - 4/23/97

Named Insured:	Northern Technologies
International Corporation
Northern Instruments Corporation
Micro Sensors, Inc.
Special Control Systems, Inc.

Liability Limits:

Each Occurrence:	$3,000,000
Products/Completed Operations:	$3,000,000
Personal Injury & Advertising:	$3,000,000
Fire Legal Liability:	$3,000,000
Contingent Automobile:	$3,000,000
Employee Benefits - Each claim	$3,000,000
Annual Aggregate	$3,000,000

Minimum Premium (Flat):	$6,350

This policy providing foreign liability coverage anywhere in the world excluding the United States, Canada, Puerto Rico, Cuba, Kampuchea, North Korea, Vietnam, Libya, and Iran.  Your activities taking place in international waters or airspace are covered except those occurring between two destinations of the United States, its territories, Canada or Puerto Rico. Should a claim take place in jurisdictions overseas where the foreign law prohibits CIGNA from defending or paying a claim on behalf of Northern Technologies International Corporation, CIGNA will reimburse Northern Technologies International Corporation for those claims and expenses you are required to pay, including the cost of your defense.

This policy provides protection for Northern Technologies International Corporation, Northern Instruments Corporation, Micro Sensors, Inc. and Special Control Systems, Inc. as entities and also for the interest the Corporations may have in any joint ventures if damages arise out of the operations of those joint ventures.  The purpose is not to protect the joint venture itself, but to protect the interest of Northern Technologies International Corporation, Northern Instruments, Inc., Micro Sensors, Inc. and Special Control Systems, Inc. solely.  Coverage is limited to the percentage of interest that you have in the Joint Venture.

The Automobile section of this policy provides Automobile Liability coverage for owned, leased, hired or borrowed vehicles you may operate in a foreign country.  It should be noted  there is no Automobile Physical Damage coverage on this policy.  If you rent vehicles in foreign countries, we need to address the Physical Damage coverage.

The policy is primary coverage where no primary policy exists in a foreign country.  The policy is excess and contingent coverage over any local foreign insurance.  All claims paid by this policy will be paid in U.S. dollars.  In countries where this would not be acceptable the current dollar rate of exchange will prevail as of the date of loss.

The policy is written on a flat charge basis.  This means the policy is not subject to audit.  The premium is also the minimum premium, so if the policy is canceled prior to expiration, there would be no return premium.

ANNEX II

TRADE SECRECY AGREEMENT

THIS AGREEMENT, dated this [     ] day of [               ]

BETWEEN:

(1)

ZERUST (UK) LIMITED a company incorporated under the laws of England and Wales with number 3248266 and whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co Durham. DL16 6YT (lithe Company”);

(2)	[ ] (“the Agent”); and

(3)	NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, a company organised under the laws of the State of Delaware, USA (“NTI”) the principal place of business of which is Lino Lakes, Minnesota, USA.

WHEREAS, the Company is engaged in the development, manufacture, and sale of various products and services and in research work and, in such activities, utilizes secret and confidential techniques, methods, processes, equipment, formulae, customer lists and information;

WHEREAS, the Company receives Technical Assistance and Marketing Support from Northern Technologies International Company (“NTI”) for the Promotion, Sale and Application of polyethylene film and solid material of polyethylene substance in the form of boxes, tubes and other containers utilizing the trademark “ZERUST” in the Territory (the “Product”); and

WHEREAS, the Company and NTI have expended and will continue to expend substantial sums of money to train the Agent in the Company’s business including but not limited to marketing the Product, and without which expenditures the Agent would have no such training in the Company’s business and marketing the Product; and

WHEREAS, the Company and NTI have imparted and will continue to impart to the Agent in the course of his employment and training information pertaining to the Product, certain processes, technical knowhow, marketing and sales techniques, customer identities and other confidential information not now known to the general public, which knowhow and information constitute valuable, proprietary and confidential trade secrets of the Company and NTI;

NOW THEREFORE, in consideration of the employment of the Agent by the Company, the special training with respect to the Company’s business and the Product to be provided to him, and the salary to be paid to the Agent by the Company during the term of his employment, it is agreed as follows:

1.

The Agent agrees that during his employment by the Company and for so long thereafter as the same has not (other than a result of disclosure by the Company) entered the public domain, he will not, without the prior written consent of the Company and NTI, (i) use outside of the service of the Company or (ii) disclose or divulge to anyone other than persons designated by the Company, any of the following:

23

a.

any knowledge or information of a confidential nature acquired by him with respect to the trade secrets of NTI including, but not limited to, process, techniques, research, methods technology, equipment, formulae, pricing, cost data, technical knowhow, memoranda, marketing/sales strategy, promotion, suppliers and customers which he now knows or other confidential information of the Company or NTI, knowledge of which is acquired by the Agent during the term of his employment by the Company (collectively, “Trade Secrets”).

	b.	any of the unpublished records, books of account, documents, letters, diagrams, computer disks, papers or memoranda of NTI or (collectively “Internal Data”).

2.	The Agent shall at no time copy, remove from their proper location, or retain without the Company’s prior written consent, the originals or copies of such Trade Secrets or Internal Data.

3.

The Agent shall not, for a period of three (3) years subsequent to the termination of his employment with the Company for any reason, compete, directly or indirectly (whether as an employee, partner, investor. shareholder or director), or accept any employment with any person or company competing with the Company in the marketing, sale of manufacturing of the Product or products similar thereto in any place in the Territory which are competitive in nature to the business of the Company, if such employment would in its inherent nature require the Agent to utilize any of the Trade Secrets, Internal Data or portions thereof.

4.

The Agent and the Company hereby agree and acknowledge that NTI is an intended beneficiary of this Trade Secrecy Agreement and that NTI shall have the incontroversible right to enforce this Trade Secrecy Agreement independently of the Company, if NTI, in its sole judgement, chooses to do so, and may proceed directly against the Agent for any breach of the Agent’s obligations hereunder to the full extent of the law.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a agreed on the day and year first above written.

24

ANNEX 5

TRADE SECRECY AGREEMENT

THIS AGREEMENT, dated this [     ] day of [               ], [     ]

BETWEEN:

(1)	ZERUST (UK) LIMITED, whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co Durham, DL166YJ (Company”); and

(2)	[ ] (“Agent”).

(3)	NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, a company organised under the laws of the State of Delaware USA (“NTI”) the principal place of business of which is Lino Lakes, Minnesota, USA.

WHEREAS, Company is engaged in the development, manufacture, and sale of various products and services and in research work and, in such activities, utilizes secret and confidential techniques, methods, processes, equipment, formulae, customer lists and information; and

WHEREAS, Company receives Technical Assistance and Marketing Support from NTI for the Promotion, Sale and Application of polyethylene film and solid material of polyethylene substance in the form of boxes, tubes and other containers utilising the trademark “ZERUST” in the United Kingdom (“the Territory”) (the “Product”); and

WHEREAS, Company and NTI have expended and will continue to expend substantial sums of money to train Agent in the Company’s business including but not limited to marketing the Product, and without which expenditures Agent would have no such training in the Company’s business and marketing the Product; and

WHEREAS, Company and NTI have imparted and will continue to impart to Agent in the course of his employment and training information pertaining to the Product, certain processes, technical knowhow, marketing and sales techniques, customer identities and other confidential information not now known to the general public, which knowhow and information constitute valuable, proprietary and confidential trade secrets of Company and NTI.

NOW THEREFORE, in consideration of the employment of Agent by Company, the special training with respect to the Company’s business and the Product to be provided to him, and the remuneration to be paid to Agent by Company during the term of his employment, it is agreed as follows:

l.

Agent agrees that during his employment by Company and for so long thereafter as the same has not (other than a result of disclosure by Company) entered the public domain, he will not, without the prior written consent of Company and NTI, (i) use outside of the service of Company or (ii) disclose or divulge to anyone other than persons designated by Company, any of the following:

(a)

any knowledge or information of a confidential nature acquired by him with respect to the trade secrets of NTI including, but not limited to, process, techniques, research, methods, technology, equipment, formulae, pricing, cost data, technical knowhow, memoranda, marketing/sales strategy, promotion, suppliers and customers which he now knows or other confidential information of Company or NTI, knowledge of which is acquired by Agent during the term of his employment by the Company (collectively, “Trade Secrets”).

	(b)	any of the unpublished records, books of account, documents, letters, diagrams, computer disks, papers or memoranda of NTI or (collectively “Internal Data”).

2.	Agent shall at no time copy, remove from their proper location, or retain without Company’s prior written consent, the originals or copies of such Trade Secrets or Internal Data.

3.

Agent shall not, for a period of three (3) years subsequent to the termination of his employment with Company for any reason, compete, directly or indirectly (whether as an employee, partner, investor, shareholder or director), or accept any employment with any person or company competing with Company in the marketing, sale or manufacturing of the Product or products similar thereto in any place in the Territory which are competitive in nature to the business of Company, if such employment would in its inherent nature require Agent to utilise any of the Trade Secrets, Internal Data or portions thereof.

4.

Agent and Company hereby agree and acknowledge that NTI is an intended beneficiary of this Trade Secrecy Agreement and that NTI shall have the incontrovertible right to enforce this Trade Secrecy Agreement independently of Company, if NTI, in its sole judgment, chooses to do so, and may proceed directly against Agent for any breach of Agent’s obligations hereunder to the full extent of the law.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a Deed on the day and year first above written.

ANNEX 6

TRADE SECRECY AGREEMENT

THIS AGREEMENT, dated this [     ] day of [               ], [     ]

BETWEEN:

(1)	ZERUST (UK) LIMITED, whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co Durham, DL166YJ (Company”); and

(2)	[ ] (“Agent”).

(3)	TAYLOR PACKAGING (BISHOP AUCKLAND) LIMITED, whose registered office is at Meadowfield Avenue, Green Lane Industrial Estate, Spennymoor, Co Durham DL16 6YJ.

WHEREAS, Company is engaged in the development, manufacture, and sale of various products and services and in research work and, in such activities, utilises secret and confidential techniques, methods, processes, equipment, formulae, customer lists and information; and

WHEREAS, Company receives Management and Sales Representation from TP in connection with the Promotion, Sale and Application of polyethylene film and solid material of polyethylene substance in the form of boxes, tubes and other containers utilising the trademark “ZERUST” in the United Kingdom (“the Territory”) (the “Product”); and

WHEREAS, Company and TP have expended and will continue to expend substantial sums of money to train Agent in the Company’s business including but not limited to marketing the Product, and without which expenditures Agent would have no such training in the Company’s business and marketing the Product; and

WHEREAS, Company and TP have imparted and will continue to impart to Agent in the course of his employment and training information pertaining to the Product, certain processes, technical knowhow, marketing and sales techniques, customer identities and other confidential information not now known to the general public, which knowhow and information constitute valuable, proprietary and confidential trade secrets of Company and TP.

NOW THEREFORE, in consideration of the employment of Agent by Company, the special training with respect to the Company’s business and the Product to be provided to him, and the remuneration to be paid to Agent by Company during the term of his employment, it is agreed as follows:

1.

Agent agrees that during his employment by Company and for so long thereafter as the same has not (other than a result of disclosure by Company) entered the public domain, he will not, without the prior written consent of Company and TP, (i) use outside of the service of Company or (ii) disclose or divulge to anyone other than persons designated by Company, any of the following:

(a)

any knowledge or information of a confidential nature acquired by him with respect to the trade secrets of TP including, but not limited to, process, techniques, research, methods, technology, equipment, formulae, pricing, cost data, technical knowhow, memoranda, marketing/sales strategy, promotion, suppliers and customers which he now knows or other confidential information of Company or TP, knowledge of which is acquired by Agent during the term of his employment by Agent (collectively, “Trade Secrets”).

	(b)	any of the unpublished records, books of account, documents, letters, diagrams, computer disks, papers or memoranda of TP or (collectively “Internal Data”).

2.	Agent shall at no time copy, remove from their proper location, or retain without Company’s prior written consent, the originals or copies of such Trade Secrets or Internal Data.

3.

Agent shall not, for a period of three (3) years subsequent to the termination of his employment with Company for any reason, compete, directly or indirectly (whether as an employee, partner, investor, shareholder or director), or accept any employment with any person or company competing with Company in the marketing, sale or manufacturing of the Product or products similar thereto in any place in the Territory which are competitive in nature to the business of Company, if such employment would in its inherent nature require Agent to utilise any of the Trade Secrets, Internal Data or portions thereof.

4.

Agent and Company hereby agree and acknowledge that TP is an intended beneficiary of this Trade Secrecy Agreement and. that TP shall have the incontrovertible right to enforce this Trade Secrecy Agreement independently of Company, if TP, in its sole judgment, chooses to do so, and may proceed directly against Agent for any breach of Agent’s obligations hereunder to the full extent of the law.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a Deed on the day and year first above written.

ANNEX 7

DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made the [     ] day of [    ] 19[     ] by [          ] of [               ] (hereinafter called “the Covenantor”)

SUPPLEMENTAL to a joint venture agreement dated the [               ] 1996 and made between (1) TAYLOR PACKAGING (BISHOP AUCKLAND) LIMITED and (2) NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION (“the JV Agreement”)

WITNESSES as follows:

1.

The Covenantor hereby confirms that [he] [it] has been supplied with a copy of the JV Agreement and hereby covenants with each of the other parties to the JV Agreement from time to time to observe perform and be bound by all the terms of the JV Agreement which are capable of applying to the Covenantor and which have not been performed at the date hereof to the intent and effect that the Covenantor shall be deemed with effect from the date on which the Covenantor is registered as a member of the Company to be a party to the JV Agreement and to be a Shareholder and a Party (as defined in the JV Agreement).

2.	This Deed shall be governed by and construed in accordance with the laws of England.

EXECUTED as a deed the day and year first before written.